Exhibit 10.1

construction

LOAN AGREEMENT

THIS CONSTRUCTION LOAN AGREEMENT (this “Loan Agreement”) is made and entered into as of this 22nd day of December, 2021, by and between _________, LLC, a Delaware limited liability company (“Borrower”), and ____________, LLC, a Delaware limited liability company (“Lender”).

W I T N E s S E T H :

WHEREAS, Borrower desires financing on certain land located in Middleton, Dane County, Wisconsin, more particularly described in Exhibit “A” attached hereto and by this reference made a part hereof (“Land”) and the improvements located thereon (the “Improvements”) (together with the Land and the Improvements, the “Property”) for a loan of up to ____________ AND NO/100 DOLLARS ($____________) (the “Loan”);

WHEREAS, in order to make the Loan to Borrower, Lender enters into this Loan Agreement with Borrower for the purposes herein contained;

WHEREAS, the Loan made hereunder is secured in part by a first priority security interest in the Property and other collateral as set forth in the Security Instrument (as hereinafter defined) (collectively, the “Secured Property”); and

WHEREAS, certain obligations of Borrower under the Loan are guaranteed, jointly and severally, by AULT ALLIANCE, INC., a Delaware corporation, and JOSHUA CASPI, an individual resident of the State of Connecticut (collectively and individually, the “Guarantor”);

WHEREAS, concurrently with this Loan, ____________, LLC, a Delaware limited liability company, and affiliate of Lender (“Lender B”), has made a loan in an amount up to ____________AND NO/100 DOLLARS ($____________) (“Loan B”) to ____________, LLC, a Delaware limited liability company (“Borrower B”), pursuant to that certain Construction Loan Agreement dated of even date herewith, by and between Borrower B and Lender B (the “Loan B Loan Agreement”). Loan B is secured pursuant to a security instrument (the “Loan B Security Instrument”) by certain land located in ____________, having an address of ____________, and more particularly described in that certain the Loan B Loan Agreement, and the improvements located thereon, including a ____________ (“Loan B Secured Property”). The Loan B Loan Agreement and the documents described in Section 3.1(a) of the Loan B Loan Agreement are the “Loan A Documents”); and

WHEREAS, concurrently with this Loan, ____________, LLC, a Delaware limited liability company, and affiliate of Lender (“Lender C”), has made a loan in an amount up to ____________ AND NO/100 DOLLARS ($____________) (“Loan C”) to ____________, LLC, a Delaware limited liability company (“Borrower C”), pursuant to that certain Construction Loan Agreement dated of even date herewith, by and between Borrower C and Lender C (the “Loan C Loan Agreement”). Loan C is secured pursuant to a security instrument (the “Loan C Security Instrument”) by certain land located in ____________, having an address of ____________, and more particularly described in the Loan C Loan Agreement, and the improvements located thereon, including a ____________ (“Loan C Secured Property”). The Loan C Loan Agreement and the documents described in Section 3.1(a) of the Loan C Loan Agreement are the “Loan C Documents”); and

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WHEREAS, concurrently with this Loan, ____________, LLC, a Delaware limited liability company, and affiliate of Lender (“Lender D”; Lender, Lender B, Lender C and Lender D, collectively, “Lender Group”), has made a loan in an amount up to ____________ AND NO/100 DOLLARS ($____________) (“Loan D”; this Loan, Loan B, Loan C and Loan D, collectively, the “Aggregate Loan”) to ____________, LLC, a Delaware limited liability company (“Borrower D”; Borrower, Borrower B, Borrower C and Borrower D, collectively, “Borrower Group”), pursuant to that certain Loan Agreement dated of even date herewith, by and between Borrower D and Lender D (the “Loan D Loan Agreement”). Loan D is secured pursuant to a security instrument (the “Loan D Security Instrument”; the Security Instrument, the Loan B Security Instrument, Loan C Security Instrument and the Loan D Security Instrument, collectively, the “Aggregate Security Instruments”) by certain land located in ____________, having an address of ____________, and more particularly described in the Loan D Loan Agreement and the improvements located thereon, including the ____________ (“Loan D Secured Property”). The Loan D Loan Agreement and the documents described in Section 3.1(a) of the Loan D Loan Agreement are the “Loan D Documents”; the Loan Documents (as defined herein), the Loan B Documents, the Loan C Documents and the Loan D Documents, collectively, the “Aggregate Loan Documents”).

NOW, THEREFORE, for and in consideration of the covenants contained herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

TERMS AND CONDITIONS

In addition to the other terms hereinafter defined, the following terms shall have the meanings set forth in this Article I.

1.1       Architect . The architect hired by Borrower with respect to the construction of the Improvements.

1.2       Architect’s Contract . That certain contract for architectural services between Borrower and Architect related to the Property.

1.3       Closing Date . The first date on which all of the conditions set forth in Section 3.1 have been satisfied or waived by Lender.

1.4       Completion Date . Eighteen (18) months from the date hereof.

1.5       Contractor. The contractor hired by Borrower and approved by Lender with respect to the construction of the Work.

1.6       Contractor’s Agreement. That certain contractor’s agreement between Contractor and Borrower relating to the Work.

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1.7       Cost Breakdown . The document detailing the costs associated with the Work, a copy of which is attached hereto as Exhibit “C”.

1.8       Draw Request . As defined in Article VI hereof.

1.9       Engineer. The engineer hired by Borrower with respect to the construction of the Improvements.

1.10       Engineer’s Agreement. That certain contract for engineering services between Borrower and Engineer related to the Property.

1.10       Environmental Laws . As defined in the Indemnity Agreement.

1.11       Event of Default . As defined in Article VII hereof.

1.12       Franchise Agreement. That certain ____________ Franchise Agreement dated on or about the date hereof, between, ____________ a Delaware ____________ (the “Franchisor”) and Borrower, as amended.

1.13       Gross Hotel Revenues. The total amount of all income and receipts whatsoever received by Borrower or its agents from the use and operation of the Property.

1.14       Inspecting Engineer . The party designated by Lender from time to time.

1.15       Management Agreement. That certain Management Agreement by and between Borrower and ____________, a ____________ limited liability company (“Manager”), dated on or about the date hereof.

1.16       Minor Deviations. Minor deviations from the Plans that do not materially affect the aesthetics or functionality of the Property and result from workmanship that is within normal construction tolerances for high quality hospitality buildings recently built by skilled, experienced and reputable contractors, and are in compliance with applicable law and are in compliance with the Franchise Agreement. By way of example, and not limitation, variations in the placement, but not the type or number, of electrical outlets, and variations in the location of interior walls by a few inches that do not adversely affect the mechanical systems or floor plan are Minor Deviations.

1.17       Permitted Transfer. A Permitted Transfer shall mean any of the following:

(a)       The transfer by any member of Borrower of its membership interest in Borrower, in whole or in part, to a Person that is owned or controlled by, is under common ownership and control with or owns and controls the original member; provided that such transfer does not result in a change in control of Borrower;

(b)       The transfer constitutes a Permitted Encumbrance at the time such Transfer occurs;

(c)       Leases in the ordinary course of Borrower’s business;

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(d)        Exercise of any rights by Franchisor pursuant to the Franchise Agreement;

(e)       The sale or disposition of equipment that is worn out, undesirable, obsolete, disused, or unnecessary for use in the operation of the Property upon replacing the same by, or substituting for the same (unless no longer necessary), other equipment not necessarily of the same character, but of at least equal utility to Borrower, which shall forth-with become, without further action, subject to the lien and security interest of the Security Instrument;

(f)       The grant of an easement, covenants, conditions and restrictions if the easement shall not materially affect the value of the Property, the operation of the Property or Lender's interest in the Property, or violate the terms of the Franchise Agreement;

(g)       The transfer of any membership interests of Borrower in one or a series of transactions by which an aggregate of less than forty-nine percent (49%) of such membership interests shall be vested in a party or parties who are not now interest holders; provided that such transfer does not result in a change in control of Borrower;

(h)       Any involuntary transfer caused by the death or legal incapacity of any individual; and

(i)        Transfers for estate planning purposes of any individual’s direct or indirect interests in any entity to the spouse or any lineal descendant (which includes natural or adopted issue, siblings and parents) of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant.

(j)       The successor of BitNile Holdings, Inc. as Ault Alliance, Inc.’s sole shareholder.

(k)       The transfer of Ault Alliance, Inc.’s membership interests in Agree Madison, LLC to AGREE, Inc., a wholly owned subsidiary of Ault Alliance, Inc., subject to Lender’s successful underwriting and search of AGREE, Inc., as providing in the following paragraph.

Notwithstanding the foregoing, if any transfer (individually or in the aggregate) permitted hereunder (excluding any transfer of an interest in subsections (h) or (i) above) results in any single entity or individual obtaining direct or indirect ownership in Borrower in an amount equal to or greater than 20%, then prior to such transfer, Lender shall have the right to conduct a background search, including any OFAC-related search, and require delivery of any information (including, without limitation, driver’s licenses, passports, and social security numbers), necessary to determine if such entity or individual is reasonably acceptable to Lender. If Lender determines that such entity or individual obtaining direct or indirect ownership in Borrower is not reasonably acceptable, then such transfer shall not be permitted.

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1.18       Person. Any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, and any governmental authority.

1.19       Plans. The plans and specifications for the construction of the Work described in the Contractor’s Agreement and more particularly described on Exhibit “B” attached hereto and by this reference incorporated herein.

1.20       Project Documents . Collectively, the Contractor’s Agreement, the Architect’s Agreement, the Engineer’s Agreement, the Plans and all other documents related to the Work.

1.21       REA. Collectively, that certain Declaration of Reciprocal Easements, Covenants and Restrictions recorded on ____________.

1.22       Requirement. Any law, ordinance, order, rule or regulation pertaining to the use, development and operation of the Property and issued by the United States, the state in which the Property is situated, and/or any political subdivision thereof and/or any agency, department, commission, board, bureau or instrumentality of any of them, including but not limited to the Environmental Laws, applicable zoning laws, and the Flood Disaster Protection Act of 1973 (42 U.S.C. §4001).

1.23       Single Purpose Entity. A corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter satisfies the requirements of Section 4.21.

1.24       SPE Equity Owner. The Single Purpose Entity that is (a) the general partner of Borrower, if Borrower is a limited partnership or (b) the managing member of Borrower if Borrower is a limited liability company.

1.25       Work. The work described in the Cost Breakdown and in the Plans.

ARTICLE II

AMOUNT AND TERMS OF LOAN

2.1       Recitals. Each of the above recitals are hereby incorporated into and made a part of this Loan Agreement by this reference.

2.2       Commitment to Lend the Loan Proceeds. Subject to the terms and conditions set forth in this Loan Agreement, Lender agrees to lend to Borrower on the Closing Date the Loan, with an initial advance of ____________ AND NO/100 DOLLARS ($____________) made from Lender to Borrower on the Closing Date pursuant to a loan closing statement executed by Borrower and approved by Lender for the purposes of acquiring the Land and existing Improvements, and the remaining amount of the Loan (the “Development Reserve”) to be advanced from Lender to Borrower thereafter and in accordance with Section 3.2 for the purpose of completing the Work.

2.3       Loan and Note. The Loan is evidenced by that certain Real Estate Note dated as of the date hereof in the original principal amount of ____________ AND NO/100 DOLLARS ($____________) from Borrower to Lender (the “Note”) and having a maturity date of January 1, 2025 (the “Maturity Date”).

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ARTICLE III

CONDITIONS OF LENDING

3.1       Conditions Precedent To The Loan.

(a)       Loan Documents. As a condition precedent to Lender making the Loan, Borrower and Guarantor, as applicable, shall deliver to or for the benefit of Lender, as applicable, on or before the date of the Loan closing, the following, in form and substance satisfactory to Lender (collectively, the “Loan Documents”) Subject to Section 5.25(c) of this Loan Agreement, Lender’s making the Loan shall be evidence of Borrower’s and Guarantor’s delivery of the same to Lender’s satisfaction or Lender’s waiver of such requirement:

(i)       The Note;

(ii)       The Construction Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing (the “Security Instrument”);

(iii)       The Assignment of Project Documents made by Borrower in favor of Lender (the “Secured Property Assignment”);

(iv)        The Construction Completion Guaranty from Borrower and Guarantor (the “Completion Guaranty”);

(v)       UCC Financing Statements;

(vi)       Evidence satisfactory to Lender of ownership of the Secured Property by Borrower free and clear of encumbrances of any kind, except for the Permitted Encumbrances (as defined in the Security Instrument);

(vii)       The Assignment of Leases, Rents and Profits;

(viii)       The Indemnity Agreement Regarding Hazardous Materials from Borrower and Guarantor (the “Indemnity Agreement”);

(viii)        The Guaranty from Guarantor (together with the Completion Guaranty and Indemnity Agreement, the “Guaranty”);

(ix)       The Assignment and Subordination of Management Agreement;

(x)       The Assignment of Licenses, Permits and Contracts; and

(xi)       Such other documents executed in connection with the Loan as reasonably may be required by Lender or Lender's counsel.

(b)       Borrower’s Authorization. Borrower shall have provided (1) copies of Borrower’s articles of organization and operating agreement and certificates of good standing in all applicable jurisdictions, and (2) properly certified resolutions or consents duly authorizing the execution and delivery of this Loan Agreement, the Note and the documents described in Section 3.1(a) above (collectively, the “Loan Documents”). In addition, Borrower shall have provided such other resolutions, authorizations, opinions of counsel, documents and instruments as Lender or its counsel, may require.

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(c)       Title Insurance. A paid title insurance policy or marked commitment or proforma policy in form and content, and with a company reasonably acceptable to Lender, insuring that the Loan Documents constitute a valid first security title in the Property, free and clear of all defects and encumbrances except for Permitted Encumbrances, including without limitation the following:

(i)       full coverage against liens of mechanics, materialmen, laborers and any other parties who might claim statutory or common law liens;

(ii)       no survey exceptions other than those theretofore approved by Lender and Lender's counsel; and

(iii)       a “pending disbursement clause” in form and substance reasonably satisfactory to Lender's counsel;

(d)       Survey. Borrower shall have delivered a survey of the Land dated on or before the Closing Date that complies with ALTA requirements and is certified to Lender and the title company.

(e)       Insurance Policies. Borrower shall have delivered current evidence of insurance for the Property as required under the Security Instrument.

(f)       Environmental Report. Lender shall have received a current Phase I Environmental Site Assessment certified to Lender.

(g)       Soil Report. If requested by Lender, Borrower shall have furnished to Lender a survey of recent date, prepared by a registered engineer satisfactory to Lender stating that the Land is free from soil or other geologic conditions that would preclude its use or development as contemplated without extra expense for precautionary, corrective or remedial measures.

(h)       Zoning. Lender shall have received evidence satisfactory to Lender that the Land is duly and validly zoned for the construction, maintenance, and operation of the Improvements in accordance with the Plans and the intended use thereof as a hotel;

(i)       Appraisal. Lender shall have received an MAI appraisal in form and substance satisfactory to Lender.

(j)       Property Condition Report. Lender shall have received a Property Conditions Assessment Report in form satisfactory to Lender.

(k)       Franchise Documents. Borrower shall have delivered, at Borrower’s sole cost and expense, a copy of the Franchise Agreement and a comfort letter from Franchisor to and in favor of Lender.

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(l)       Project Documents. True and correct copies of the Project Documents entered into as of the Closing Date, together with the consent of any counterparties to any Project Documents then assigned to Lender pursuant to the Secured Property Assignment.

(m)       Plans. A complete set of the Plans acceptable to Lender and its Inspecting Engineer.

(n)       Intentionally deleted.

(o)        Payment of Fees and Expenses.

(i)       Borrower shall have paid on or before the Closing Date (i) to Lender a loan commitment fee in an amount equal to one percent (1.00%) of the amount of the Loan (“Loan Commitment Fee”) and (ii) to Lender, all other fees, charges, and other expenses which are then due and payable as specified in this Loan Agreement or any other Loan Document. The Loan Commitment Fee shall be fully earned when paid and shall not be refundable for any reason.

(ii)       In addition to the Loan Commitment Fee, Borrower shall pay to Lender an exit fee in an amount equal to one-half percent (0.50%) of the amount of the Loan (“Exit Fee”). The Exit Fee shall be fully earned on the Closing Date; however, it shall be paid by Borrower on the earlier to occur of (x) the date of payment in full of the Loan or (y) the Maturity Date. The Exit Fee will be waived if Lender, or an affiliate of Lender, provides permanent financing or other refinancing of the Loan.

(p)       Representations and Warranties. The representations and warranties set forth in this Loan Agreement, in the other Loan Documents, and in any document or certificate delivered to Lender under this Loan Agreement are true and correct.

(q)       No Event of Default. There shall not exist on the Closing Date a condition which would constitute an Event of Default (as hereinafter defined) under this Loan Agreement or under any other Loan Document.

(r)       Intentionally deleted.

(s)       Maximum Loan-to-Value Ratio. The Loan-to-Value Ratio shall not exceed seventy-five percent (75%). “Loan-to-Value Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (i) the then-current outstanding principal balance of the Loan on such date of determination, divided by (ii) the as completed appraised value of the Property as determined by an Appraisal dated not more than thirty (30) days prior such date of determination and otherwise reasonably acceptable to Lender.

(t)       Maximum Loan-to-Cost Ratio. The Loan-to-Cost Ratio shall not exceed seventy-five percent (75%). “Loan-to-Cost Ratio” means, as of any date of determination, the quotient (expressed as a percentage) of (i) the then-current outstanding principal balance of the Loan on such date of determination, divided by (ii) the total cost to complete the Work in accordance with the Plans, as determined by Lender.

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(u)       Equity. Borrower shall have shall have delivered to Lender evidence it has funded $____________ as equity into the project (“Equity Contribution”).

3.2       Subsequent Advances. Lender's obligation to make any advance under the Loan after the first advance thereunder shall be subject to the following conditions:

(a)       Prior Conditions Satisfied. All conditions precedent to the first advance shall have been satisfied as of the date of such subsequent advance.

(b)       No Default. There shall be no Event of Default and no state of facts in existence which constitute or, with notice or passage of time or both would constitute an Event of Default under this Loan Agreement or any of the Loan Documents.

(c)       No Damage. The Work shall not have been injured or damaged by fire or other casualty, unless Lender shall have received insurance proceeds sufficient in the judgment of Inspecting Engineer to effect the satisfactory restoration of the Improvements and to permit the completion thereof not later than the Completion Date.

(d)       Receipt by Lender. Lender shall have received:

(i)       Draw Request. A Draw Request complying with the requirements hereof, including those set forth in Section 6.1 below;

(ii)       Endorsement to Title Policy. If requested by Lender, an updated title search and, in connection with the final Draw, together with an endorsement, as described in Section 5.31 below, to the title insurance policy theretofore delivered, which report shall indicate that there has been no change in the state of title and containing no survey exceptions not theretofore approved by Lender, which endorsement shall expressly or by virtue of a proper “pending disbursements” clause increase the amount of coverage to the total amount of Loan proceeds theretofore advanced; and

(iii)       Certificates. If requested by Lender, a certificate from the Inspecting Engineer to the effect that in its opinion, the construction of the Work theretofore performed was performed in accordance with the Plans, stating the estimated total costs of construction of the Work, stating the percentage of in-place construction of the Work attained by Borrower as of the date of the Draw Request mentioned in Subparagraph (d)(i) hereof, and stating that the remaining non-disbursed portion of the Loan allocated for such purpose is adequate to complete the construction of the Work.

(e)       Payment of Costs. Evidence satisfactory to Lender that all sums due in connection with the construction of the Improvements have been paid in full (or will be paid out of the funds requested to be advanced) and that no party claims or has (or will have, after payment from the requested funds) a right to claim any statutory or common law lien arising out of the Work or the supplying of labor, material and/or services in connection therewith.

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(f)       Final Disbursement. In addition to all other conditions to a disbursement in this Section 3.2, the final advance of funds from the Development Reserve shall not be made until such time as (i) to the extent required, Borrower shall have received and delivered to Lender a final certificate of occupancy issued by all applicable governmental authorities for the Improvements, permitting the Property and all buildings and structures erected thereon to be occupied and used as a hotel; (ii) Borrower shall have delivered an as-built survey of the Property; (iii) Borrower shall have delivered to Lender paid invoices and final lien waivers from persons supplying any labor, materials or supplies to the Property; and (iv) Franchisor shall have approved the Work; provided, that, any funds remaining in the Development Reserve upon Lender’s disbursement of the Final Disbursement shall be deposited into the Interest Reserve.

3.3       Unfunded Development Reserve. Beginning on July 1, 2023, any unfunded Loan proceeds remaining in the Development Reserve will accrue interest payable to Lender at the Interest Rate. Upon Borrower’s written notice to Lender, together with evidence satisfactory to Lender, that any portion of the Development Reserve is not required to complete the Work, Lender shall deposit the balance into the Interest Reserve.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BORROWER

The Borrower represents and warrants to and agrees with the Lender as follows:

4.1       Organization. Borrower is a limited liability company, which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Borrower is duly authorized to transact business in all states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains an office at 940 South Coast Drive, Suite 200, Costa Mesa, CA 92626, Attn: David J. Katzoff. Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Property. Borrower will notify Lender prior to any change in the location of Borrower’s state or organization or any change in Borrower’s name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities.

4.2       Power and Authorization.

(a)       Borrower has authorized the execution and delivery of the Loan Documents, and such execution and delivery will not violate any law, or any other agreement to which Borrower is a party.

(b)       This Loan Agreement constitutes, and upon execution and delivery thereof, the Note, the Security Instrument, and the other Loan Documents will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower.

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4.3       Financial Condition. The reports and financial statements of Borrower and Guarantor submitted to Lender in connection with the Loan have been prepared from Borrower's or Guarantor’s books and records in accordance with standard accounting principles and practices, consistently applied, and fairly reflect the financial condition of Borrower and Guarantor for the periods therein defined. No material adverse changes have since occurred.

Except as disclosed in the aforesaid reports and financial statements, Borrower and Guarantor:

(a)       Have not incurred any debts, liabilities or other obligations nor committed to incur any debts, liabilities or obligations;

(b)       Have no liabilities, direct or contingent;

(c)       Have made no investments in, advances to, or guaranties or obligations of any other company, person, firm, corporation, or other entity; and

(d)       Are not subject to any judgment, nor are there any liens, encumbrances or security interests outstanding against Borrower or any of its properties.

4.4       Litigation. There is no litigation, proceeding, claim or dispute pending or threatened against Borrower, Guarantor or the Property, the adverse determination of which would materially affect Borrower's or Guarantor’s ability to repay the Loan or otherwise perform hereunder.

4.5       Taxes. All of Borrower’s and Guarantor’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower or Guarantor in good faith in the ordinary course of business and for which adequate reserves have been provided. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable with respect to the Property, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments. No portion of the Property is exempt from taxation or constitutes an “omitted” tax parcel. The Property constitutes one or more separate tax lots, with separate tax assessments, independent of any other land or improvements not constituting a part of such portions of the Property and no other land or improvements is assessed and taxed together with any portion of such Property.

4.6.       Lien Priority. Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any of the Secured Property directly or indirectly securing repayment of Borrower’s Loan and Note, that would be prior or that may in any way be superior to Lender’s security interests and rights in and to the Secured Property except for the Permitted Encumbrances and such rights as are granted to others thereunder without Borrower’s discretionary consent.

4.7       Binding Effect. This Loan Agreement, the Note and all other Loan Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

4.8       Commercial Purposes. Borrower intends to use the Loan proceeds solely for business or commercially related purposes.

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4.9       Violations of Requirements. Borrower has no knowledge of any violations or notices of violations of any Requirement relating to the Property.

4.10       Plans. The Plans, true and correct copies of which have been furnished to Lender, are satisfactory to Borrower and have been approved by Lender. The Plans and the anticipated use of the Property comply with all applicable Requirements and restrictive covenants affecting the Property. Except for Minor Deviations, no change to any of the Plans shall be made without the prior written approval of Lender first having been obtained.

4.11       Availability of Utilities. All utility services necessary for the occupancy and operation of the Property are available (in size, capacity and quantity sufficient to serve the needs of the Property) through public or private easements or rights-of-way (which would inure to the benefit of Lender in the event of the foreclosure of, or sale under the powers contained in, the Security Instrument) at the boundaries of the Land, including but not limited to, water supply, storm and sanitary sewer, gas, electric and telephone facilities. Borrower has no knowledge that any such utility services may be suspended or interrupted or that any moratorium thereon may be imposed.

4.12       Access. Access to the Property is provided by way of public rights of way which abut the Land, or by way of private roads built upon easements which would inure to the benefit of Lender upon foreclosure. All curb cut permits and other licenses, permits and approvals for the driveways, roadways and other means of pedestrian and vehicular traffic to and from the Property have been lawfully obtained, are in effect, and are irrevocable.

4.13       Conditions of Property. Except as noted in that certain Property Condition Report dated December 6, 2021, prepared by EBI Consulting as EBI Project No. ____________, the Property is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

4.14       Brokerage Commission. Any brokerage commission or similar compensation due in connection with the purchase of the Property and in connection with the transactions contemplated hereby have been paid in full and any such commissions coming due in the future will promptly be paid by Borrower. Borrower agrees to and shall indemnify Lender from any actual liability, claims or losses (including actually incurred reasonable attorneys' fees and expenses) incurred by Lender and arising by reason of any claim for any such brokerage commission. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

4.15       Quality of Work and Materials. The Improvements, as-built, shall conform to the Plans, shall be free of defects, shall be performed in a good and workmanlike manner, shall make use of materials of quality typical for projects similar in location, intended use, size, and type to the Property, and shall be performed in accordance with the Plans and in compliance with all Requirements. Both Borrower and Contractor are in full compliance with their respective obligations under the Project Documents. The work to be performed by Contractor under the Project Documents is the work called for by the Plans.

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4.16       Contracts. Borrower has made no contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal) which require Borrower to pay sums in excess of $75,000.00 in any year, the performance of which by the other party thereto could give rise to a lien on the Property, except for its contracts (all of which have been disclosed in writing to Lender) made by Borrower with parties who have or shall agree to execute and deliver lien waivers to Borrower, and which, in the reasonable opinion of Lender's counsel, will not create rights in existing or future lien claimants which may be superior to the Security Instrument.

4.17       Effect of Draw Request. Each draw request shall constitute an affirmation that the representations and warranties of this Article IV remain true and correct as of the date thereof, and, unless Lender is notified to the contrary prior to the disbursement of the requested advance (or any portion thereof), shall constitute an affirmation that the same remain true and correct on the date of such disbursement.

4.18       Non-Commencement of Work. There has been no commencement of work by or on behalf of Borrower (including demolition or grading work) or delivery of materials or services (including, without limitation, architectural, engineering, surveying, or other planning or design services) on or before the date hereof that would or might give rise to any statutory or common law lien against the Property or any part thereof.

4.19       No Untrue or Undisclosed Adverse Matters. To the best of the Borrower’s knowledge, no statement of fact made by or on behalf of Borrower in this Loan Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no information presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can reasonably foresee, might adversely affect, the Secured Property or the business, operations or conditions (financial or otherwise) of Borrower.

4.20       Franchise Agreement. Borrower has made available to Lender a correct and complete copy of the Franchise Agreement, all amendments thereto and any other written agreements or summaries of oral agreements with any Franchisor. The Franchise Agreement is unmodified and is in full force and effect. Neither Borrower, nor to Borrower’s knowledge, Franchisor, is not in default under any of the provisions of the Franchise Agreement including, without limitation, the quality assurance standards set forth therein.

4.21       Special Purpose Entity. Borrower and any SPE Equity Owner has and will remain a “Single Purpose Entity,” which means at all times since its formation and thereafter it has and will satisfy each of the following conditions subject to the following disclosed facts and circumstances: (i) that each entity in the Borrower Group, Agree Madison, LLC, its sole member from time to time, Ault Alliance, Inc., and prior to a spinout, BitNile Holdings, Inc., shall be reported as consolidated in the public filings and disclosures of BitNile Holdings, Inc., and/or Ault Alliance, Inc., while such company is an indirect beneficial owner of any Borrower and a publicly traded company, the “Consolidated Reporting Condition”; (ii) SPE Equity Owner (i.e., Agree Madison, LLC'’s simultaneous ownership of all membership interests in each borrower within the Borrower Group, the “Co-Ownership Condition”; and (iii) the cross-collateralization and cross default of each of the Loans with each of the other Loans as provided in the Loan Documents, the “Cross-Collateralization and Cross-Default Condition”:

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(a)       It will not engage in any business or activity, other than the ownership, operation and maintenance of the Secured Property and activities incidental thereto.

(b)       It will not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than the Secured Property and such personal property as may be necessary for the operation of the Secured Property and will conduct and operate its business as presently conducted and operated.

(c)       It will preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization and will do all things necessary to observe organizational formalities.

(d)       It will not merge or consolidate with any other any Person.

(e)       It will not take any action to dissolve, divide or create divisions, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets (provided, that Borrower’s entering into an executory contract of sale for the Secured Property shall not, in and of itself, be deemed to violate this provision); to change its legal structure; transfer or permit the direct or indirect transfer of any partnership, membership or other equity interests, as applicable, other than transfers permitted under this Loan Agreement; issue additional partnership, membership or other equity interests, other than as permitted under this Loan Agreement, as applicable, or seek to accomplish any of the foregoing.

(f)       It will not, without the prior unanimous written consent of all of Borrower’s partners, members, or shareholders, as applicable, and, if applicable, the prior unanimous written consent of 100% of the members of the board of directors or of the board of managers of Borrower or the SPE Equity Owner, take any of the following actions:

(i)       File any insolvency, or reorganization case or proceeding, to institute proceedings to have Borrower be adjudicated bankrupt or insolvent.

(ii)       Institute proceedings under any applicable insolvency law as a debtor.

(iii)       Seek any relief, as a debtor, under any law relating to relief from debts or the protection of debtors.

(iv)       Consent to the filing or institution of a bankruptcy against Borrower.

(v)       File a petition seeking, or consent to, reorganization or relief with respect to Borrower under any applicable federal or state law relating to bankruptcy or insolvency.

(vi)       Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for Borrower or a substantial part of its property other than for Lender’s benefit.

(vii)       Make any assignment for the benefit of creditors of Borrower.

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(viii)       Admit in writing in any legal proceeding Borrower’s inability to pay its debts generally as they become due.

(ix)       Take action in furtherance of any of the foregoing.

(g)       It will not amend or restate its organizational documents if such change would cause the provisions set forth in those organizational documents not to comply with the requirements set forth in this Section 4.21.

(h)       It will not own any subsidiary or make any investment in, any other Person.

(i)       It will not commingle its assets with the assets of any other Person and will hold all of its assets in its own name.

(j)       It will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the following:

(i)       The Loan.

(ii)       Customary unsecured trade payables incurred in the ordinary course of owning and operating the Secured Property provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of $100,000.00 in total.

(k)       It will maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person and will not list its assets as assets on the financial statement of any other Person.

(l)       Except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents, it will only enter into any contract or agreement with any general partner, member, shareholder, principal or affiliate of Borrower or any Guarantor, or any general partner, member, principal or affiliate thereof, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties; provided, however, the Asset Management and Construction Management Agreement dated December 15, 2021, by and between Agree Madison, LLC and Strategery 42, LLC, shall be deemed to comply with the foregoing requirement.

(m)       It will not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

(n)       It will not assume or guaranty (excluding any guaranty that has been executed and delivered in connection with the Note) the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person.

(o)       It will not make or permit to remain outstanding any loans or advances to any other Person except for those investments permitted under the Loan Documents and will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

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(p)       It will file its own tax returns separate from those of any other Person, unless Borrower (i) is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law or (ii) is required by applicable law to file consolidated tax returns, and will pay any taxes required to be paid under applicable law.

(q)       It will hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, will correct any known misunderstanding regarding its separate identity and will not identify itself or any of its affiliates as a division or department of any other Person.

(r)       It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and will pay its debts and liabilities from its own assets as the same become due; provided, that the Property generates sufficient cash flow; and provided further, however, that nothing in this Section 4.21(r) will require any member or partner of Borrower to make any equity contribution to Borrower.

(s)       It will allocate fairly and reasonably shared expenses with affiliates (including shared office space) and use separate stationery, invoices and checks bearing its own name.

(t)       It will pay (or cause the Manager to pay on behalf of Borrower from Borrower’s funds) its own liabilities (including salaries of its own employees) from its own funds; provided, that the Property generates sufficient cash flow; and provided further, however, that nothing in this Section 4.21(t) will require any member or partner of Borrower to make any equity contribution to Borrower.

(u)       It will not acquire obligations or securities of its partners, members, shareholders, or affiliates, as applicable.

(v)       Except as contemplated or permitted by the property management agreement with respect to the Manager, Borrower’s Operating Agreement with respect to BitNile Holdings, Inc.’s and its affiliates’, it will not permit any affiliates or constituent party independent access to its bank accounts.

(w)       It will maintain a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds; provided, however, that nothing in this Section 4.21(w) will require any member or partner of Borrower to make any equity contribution to Borrower.

(x)       If such entity is a single member limited liability company, such entity will satisfy each of the following conditions:

(i)       Be formed and organized under Delaware law.

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(ii)       Omitted.

(iii)       Omitted.

(iv)       Omitted.

(y)       If such entity is a single member limited liability company that is board-managed, such entity will have a board of managers separate from that of Guarantor and any other Person and will cause its board of managers to keep minutes of board meetings and actions and observe all other Delaware limited liability company required formalities.

4.22        SPE Equity Owner Requirements. Subject to the following disclosed conditions: (i) the Consolidated Reporting Condition; (ii) SPE Equity Owner’s Co-Ownership Condition; and (iii) the Cross-Collateralization and Cross-Default Condition, the SPE Equity Owner has since its formation and will at all times and thereafter comply in its own right (subject to the modifications set forth below), and will cause Borrower to comply, with each of the requirements of Section 4.21. Upon the withdrawal or the disassociation of an SPE Equity Owner from Borrower, Borrower will immediately appoint a new SPE Equity Owner, whose organizational documents are substantially similar to those of the withdrawn or disassociated SPE Equity Owner, and if a nonconsolidation opinion was delivered in connection with the closing of this Loan, deliver a new nonconsolidation opinion to Lender in form and substance satisfactory to Lender with regard to nonconsolidation by a bankruptcy court of the assets of each of Borrower and SPE Equity Owner with those of its affiliates.

(a)       With respect to Section 4.21(a), the SPE Equity Owner will not engage in any business or activity other than being the managing member or general partner, as the case may be, of Borrower and any other borrower in the Borrower Group, owning at least (A) 0.5% equity interest in Borrower if SPE Equity Owner is a managing member of Borrower, and (B) 0.1% equity interest in Borrower if SPE Equity Owner is a general partner of Borrower.

(b)       With respect to Section 4.21(b), the SPE Equity Owner has not and will not acquire or own any assets other than its equity interest in Borrower and any other borrower in the Borrower Group, and personal property related thereto.

(c)       With respect to Section 4.21(h), the SPE Equity Owner will not own any subsidiary or make any investment in any other Person, except for Borrower and any other borrower in the Borrower Group.

(d)       With respect to Section 4.21(j), the SPE Equity Owner has not and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) customary unsecured payables incurred in the ordinary course of owning Borrower and any other borrower in the Borrower Group, provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of $250,000.00 and are paid prior to the last date allowed for payment thereof, and (B) in its capacity as managing member of Borrower (if applicable) and any other borrower in the Borrower Group.

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(e)       With respect to Section 4.21(m), the SPE Equity Owner will not assume or guaranty the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person, in each instance, except for in its capacity as managing member of Borrower (if applicable) and any other borrower in the Borrower Group.

4.23       Management Agreement. Borrower has made available to Lender a correct and complete copy of the Management Agreement, all amendments thereto and any other written agreements or summaries of oral agreements with Manager. As of the Effective Date, the Management Agreement is unmodified and in full force and effect and neither Borrower, nor to Borrower’s knowledge, Manager, is in default thereunder.

4.24       Compliance with Laws. Borrower has, and at all times shall have obtained, all permits, certifications, permits, licenses and approvals, including certificates of completion, use and occupancy permits and any applicable liquor licenses (or interim beverage agreements, where applicable), required for the legal use, occupancy and operation of the Property as presently being used (“Licenses”), exemptions, and approvals necessary to occupy, operate and market its Property, and shall maintain compliance with all governmental requirements applicable to its Property and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business. The Property is a separate legal parcel lawfully created in full compliance with all subdivision laws and ordinances and is properly zoned for the stated use of such Property as disclosed to Lender at the time of execution hereof. Except with respect to other parcels within the REA to which the Property is subject, for which Borrower’s discretionary consent is not a determinative factor or where Borrower is otherwise compelled by the terms of the Permitted Encumbrances: (a) Borrower shall not initiate or acquiesce to a zoning change of any portion of any of the Property without prior notice to, and prior written consent from, Lender; and (b) Borrower shall not allow changes in the stated use of the Property from that disclosed to Lender at the time of execution hereof without prior notice to, and prior written consent from, Lender.

4.25        Contracts. Exhibit “G”, attached hereto, sets forth a description of all contracts and agreements (other than the Permitted Encumbrances disclosed in the title reports) which require Borrower to pay more than $75,000.00 in any calendar year , including all amendments, modifications and supplements to any of the foregoing (the “Contracts”) to which any Borrower or Manager is a party with respect to the Secured Property or the operation thereof, other than the Franchise Agreement, the Management Agreement, and any such Contract which may be terminated on thirty (30) days’ or less notice without penalty. The information set forth in Exhibit “G” correct and complete in all material respects as of the date hereof. A correct and complete copy of each Contract specified on Exhibit “G” has been provided to Lender and each is unmodified (except as set forth on Exhibit “G” and in full force and effect and neither, as the case may be, Borrower, Manager or any affiliate of Borrower nor, to Borrower’s knowledge, the other party to any such Contract is in default thereunder.

4.26        Condemnation. No condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing direct physical and legal access to the Property.

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ARTICLE V

COVENANTS BY BORROWER

Until all the obligations of Borrower under this Loan Agreement have been performed and paid in full, Borrower covenants and agrees as follows:

5.1       Repayment. Borrower shall repay the Loan in accordance with its terms and the terms of this Loan Agreement.

5.2       Insurance. Borrower shall maintain insurance on the Secured Property and other insurance as required by the Security Instrument. If Borrower fails to maintain any such insurance, then Lender may purchase insurance policies as required thereunder at the cost of Borrower.

5.3       Maintenance of Business and Corporate Existence. Borrower shall comply with all valid and applicable statutes, ordinances, rules and regulations and shall keep in force and effect all licenses, permits, bonds and franchises necessary for the proper conduct of its business. Borrower shall not modify or amend its operating agreement or any certificate thereof without the prior written consent of Lender (other than ministerial changes which are not prohibited under the Loan Documents), and except as may be expressly permitted by Lender in writing, Borrower shall not change its name or identity (including its trade name or names) without notifying Lender at least thirty (30) days prior to the effective date of such change.

5.4       Adverse Changes and Litigation. Borrower shall immediately inform Lender of any material adverse change in its financial condition, or the financial condition of Guarantor, and shall promptly inform Lender of any litigation or threatened in writing litigation or of the occurrence of any other event or circumstance which, if adversely determined, would reasonably be expected to have a material adverse change on the financial condition or business of Borrower or Guarantor.

5.5       Management of Borrower and the Property.

(a)       No change in the management of Borrower, or in the business conducted by Borrower, shall be made without the prior written consent of Lender. Furthermore, Borrower shall not change the Manager for the Secured Property unless Lender has expressly otherwise allowed or required any borrower in the Borrower Group to terminate the Manager without the prior written consent of Lender, which consent shall not be unreasonably withheld; provided, Lender shall consent to a termination for cause and Borrower shall replace Manager with a manager reasonably acceptable to Lender. The payment of any base property management fees to Manager over and above an amount equal to three percent (3%) of Gross Hotel Revenues shall be subordinate to all payments to be made to Lender as provided in the Management Subordination Agreement among Lender, Borrower and Manager of even date herewith.

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(b)       Notwithstanding the foregoing, upon Lender's request after the occurrence and during the continuance of any Management Termination Event (defined below), Borrower shall terminate the Management Agreement and replace the Manager with a replacement manager selected by Borrower pursuant to written a management agreement acceptable to Lender (not to be unreasonably withheld). Under no circumstances shall Lender have any liability (including, without limitation, liability for any past due management fees, incentive management fees, or termination fees) whatsoever to Manager or Borrower for causing Borrower to terminate the Management Agreement after any Management Termination Event. At or prior to Borrower's execution of a management agreement with a replacement manager, Borrower shall execute and deliver to Lender a Management Subordination Agreement, and shall cause such replacement manager to execute and deliver to Lender a Manager’s Consent and Certificate in form acceptable to Lender (not to be unreasonably withheld; provided, a Manager’s Consent and Certificate in substantially the form submitted in connection with the making of the Loan shall be acceptable to Lender). As used in this Section, a "Management Termination Event" shall mean the occurrence of any of the following: (i) any Event of Default hereunder or under any other Loan Document, (ii) any material default or event of material default by Manager under the Management Agreement (which is not cured within any applicable cure or grace periods set forth therein) or any Management Subordination Agreement, (iii) any foreclosure of the Security Instrument or deed-in-lieu of foreclosure with respect to the Property, provided that for a Management Termination Event pursuant to this subsection (iii) Borrower shall not be permitted to determine the replacement manager as described above, (iv) at any time after the twenty-fourth (24th) month of the Loan following the Closing Date the DSCR is less than 1.00:1 over two (2) consecutive quarters, (v) Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding, or (vi) Manager has engaged in gross negligence, fraud, material willful misconduct or intentional misappropriation of funds.

5.6       Financial Statements. Within forty-five (45) days after Borrower's fiscal year end, Borrower shall furnish to Lender a copy of its unaudited financial statements, in form and quality as Lender shall request. Borrower's financial statements shall contain a balance sheet, income statement and statement of cash flow, each in reasonable detail, prepared in accordance with sound accounting principles reasonably acceptable to Lender, consistently applied. Each set of financial statements shall be certified by a duly authorized manager or officer of Borrower and Guarantor to be complete, correct and accurate. Borrower shall also furnish (i) a copy of its income tax returns and those of the Guarantor within thirty (30) days of their filing; provided, to the extent Borrower is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, Borrower shall deliver copies of its owner (ii) within thirty (30) days after the end of each fiscal quarter, an un-audited quarterly financial statement for the Secured Property prepared by Borrower in form reasonably satisfactory to Lender containing a balance sheet, income statement and statement of cash flow, all in reasonable detail, and an electronic version of the lodging NOI adjustment worksheet attached as Exhibit “F”, (iii) within thirty (30) days after the end of each calendar month a Smith Travel Research (STR) report, (iv) annually, within ninety (90) days after the end of each calendar year, annual unaudited personal financial statements for each Guarantor; provided, Guarantor’s unaudited statements may be comprised of separate schedules such as a separate statement of contingent liabilities. Following an Event of Default, items (ii) shall be certified by a duly authorized manager or officer of Borrower to be complete, correct and accurate. Borrower shall also furnish to Lender an aging of accounts receivable and accounts payable within twenty (20) days of reporting periods, and such reasonable other or additional financial information, in such form(s) as Borrower ordinarily maintains and as Lender may from time to time reasonably request. Borrower shall also furnish evidence of payment of real estate taxes on the Secured Property on an annual basis, if Borrower pays the real estate taxes. For so long as Lender requires Borrower to pay the Tax and Insurance Deposit (hereinafter defined), Lender shall timely pay the real estate taxes on the Secured Property to obtain the maximum discount for early payment, provided that the Tax and Insurance Reserve (hereinafter defined) is sufficient to pay the real estate taxes on the Secured Property, and provide evidence of payment to the Borrower.

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5.7       Other Debts. Other than the Loan from Lender of even date herewith or otherwise pursuant to approved Contracts or other agreements for the Work, Borrower shall not directly or indirectly incur, create, assume or permit to exist any obligation for payment of borrowed money, excepting only unsecured current liabilities incurred in the ordinary course of business (not to exceed $100,000.00 in any calendar year) and obligations contemplated by this Loan Agreement ), without the express written consent of Lender. Further, Borrower shall not guarantee the obligations of any person or entity, excepting only obligations contemplated by or within this Loan Agreement and the other Loan Documents.

5.8       Prohibition on Sale of the Secured Property. Except for Permitted Transfers and as may be expressly permitted in the Loan Documents, Borrower shall not sell, lease, transfer or otherwise dispose of any of the Secured Property (except for Approved Leases (hereinafter defined) and for the disposal of equipment in the ordinary course of business which, if applicable, is replaced by Borrower with equipment of equal or greater value); provided, Borrower’s’ entering into an executory contract of sale for the Secured Property shall not, in and of itself, constitute a breach of the foregoing.

5.9       Guarantor Liquidity. Guarantor shall maintain the liquidity requirements set forth in the Guaranty and/or the Completion Guaranty.

5.10       Encumbrances. Borrower shall not incur or permit to exist any encumbrance, pledge or lien upon or against any of the Secured Property, except:

(a)       The “Permitted Encumbrances” described in the Security Instrument and Permitted Transfers;

(b)       Liens or security interests required or expressly contemplated or permitted by this Loan Agreement or other Loan Documents;

(c)       Liens for taxes, assessments and other governmental charges not yet due and payable; and

(d)       Tax liens, mechanics liens or other claims which do not exceed $500,000 and which are being contested in good faith, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sole, but reasonable, opinion, Lender’s interests in the Property are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender (but not to exceed 110% of the lien or claim), to protect Lender’s interest; provided, if a bond or other security protecting against a claimant’s or creditor’s right to foreclose on the Secured Property is posted in accordance with Requirements, Borrower shall not have to post any additional security with Lender.

5.11       Taxes. Subject to Section 5.10(d), Borrower shall pay promptly, when due, all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the income or any property of the Borrower, as well as all claims of any kind (including claims for labor, material, supplies or rent) which, if unpaid, might become a lien upon any or all of the Secured Property.

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5.12       Examination of Records. Borrower shall permit employees or agents of Lender upon reasonable notice at any reasonable time during normal business hours on business days to inspect the Property and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records upon reasonable notice at all reasonable times during normal business hours on business days and to provide Lender with copies of any records it may request, all at Borrower’s expense.

5.13       Environmental Matters.

(a)       The Property and any and all other Secured Property, are free from any Hazardous Materials (as defined in the Indemnity Agreement) except as otherwise permitted in the Indemnity Agreement.

(b)       Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of any Hazardous Materials. None of the operations of Borrower is the subject of federal or state litigation or enforcement proceedings relating to Hazardous Materials, or of any investigation evaluating whether any remedial action involving a material expenditure is needed to respond to any Release (as defined in the Indemnity Agreement) of any Hazardous Materials. To the best of Borrower’s knowledge, none of the operations of Borrower is subject to any judicial or administrative enforcement proceeding alleging the violation of any Environmental Laws (as defined in the Indemnity Agreement). Borrower does not transport any Hazardous Materials.

(c)       All Hazardous Materials notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of the Property, regarding Hazardous Materials or any other Secured Property, including, without limitation, past or present Release of any Hazardous Materials, have been, to the knowledge of the Borrower, duly obtained or filed.

(d)       Borrower will take and continue to take prompt action to remedy all Releases or Threat of Releases (as defined in the Indemnity Agreement) of any Hazardous Materials, if any, whether or not such actions have resulted from the order or request of a municipal, state, federal, administrative or judicial authority, or otherwise. Borrower will not violate any Environmental Laws.

(e)       Borrower and Guarantor do hereby indemnify and hold Lender, its officers, directors, employees, representatives, agents, and affiliates harmless against, and shall promptly pay within five (5) business days after receipt of a reasonably detailed, itemized invoice or reimburse each of them with respect to, any and all claims, demands, causes of action, actual loss, damage, liabilities, out of pocket, costs and expenses of any and every kind or nature whatsoever asserted against or reasonably incurred by any of them by reason of or arising out of or in any way related to (a) the breach of any representation or warranty as set forth herein regarding Environmental Laws, or (b) the failure of Borrower to perform any obligation herein required to be performed pursuant to Environmental Laws. The provisions of this section shall survive the final payment of the Loan and the termination of this Loan Agreement, and shall continue thereafter in full force and effect.

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(f)       Notwithstanding the foregoing, Borrower and Guarantor will be released from the indemnification obligations or liabilities created in this Section 5.13 on the date (the “Sunset Date”) that is five (5) years after the payment in full of the Loan in accordance with the terms of the Loan Documents (rather than as a result of Lender taking any enforcement action, including, without limitation, foreclosure, trustee’s sale, or deed-in-lieu of foreclosure) has occurred provided that: (1) Borrower provides written notice to Lender of its desire to be released from the provisions of this Section 5.13; (ii) Borrower shall have delivered a Phase I environmental assessment of the Property dated no more than sixty (60) days prior to the anticipated date for the release of liability hereunder from an environmental engineer that is reasonably acceptable to Lender showing that the Property is free from Hazardous Materials and that no environmental condition exists in, on or under the Property which adversely affects the Property; and (iii) there is no pending, threatened or existing legal action related to the environmental condition Property or related to the remediation or other environmental protection obligations set forth in this Agreement on the anticipated date for the release of liability hereunder.

5.14       Loan Proceeds. Borrower shall use all Loan proceeds solely for Borrower’s business operations and the Work, unless specifically consented to the contrary by Lender in writing.

5.15       Performance. Borrower shall perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Loan Agreement, in the other Loan Documents, and in all other instruments and agreements between Borrower and Lender relating to the Loan. Borrower shall promptly notify Lender in writing after obtaining actual knowledge of any default in connection with any Loan Document.

5.16       Compliance with Governmental Requirements. Subject to Borrower’s challenge rights as described in Section 5.10(d), Borrower shall comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations, and to the use or occupancy of the Secured Property, including without limitation, the Americans with Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Property are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

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5.17       Additional Assurances. Borrower shall make, execute and deliver to Lender such promissory notes, mortgages, security instruments, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to (i) evidence and secure the Loan and to perfect all liens and security interests granted by the Loan Documents, and/or (ii) correct any errors of a typographical nature or inconsistencies which may be contained in any of the Loan Documents. Borrower shall provide all such information as Lender may reasonably require to ensure Borrower’s ongoing compliance with Sections 5.42(e) and 5.45 hereof, including ensuring compliance with all “know your customer” procedures as Lender may from time-to-time institute with respect to loans that are of a similar size and nature as the Loan; and (iii) upon Lender’s request therefor given from time to time after the occurrence and during the continuance of any Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and Guarantor and (b) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

5.18       Commencement and Completion of Construction. Borrower will commence construction of the Improvements (e.g., hiring designers, project manager and/or vendors, or commencement of physical work) within thirty (30) days of the Closing Date and will diligently pursue the Work in order to achieve completion of the Work, including obtaining a certificate of occupancy from the applicable governmental authority(ies), if applicable to the Work, on or before the Completion Date and without deviation, excepting Minor Deviations, from the Plans unless with the prior written approval of Lender. Borrower will provide satisfactory evidence of full, substantial compliance with all of the above matters promptly following reasonable request from Lender.

5.19       Right of Lender to Inspect Property. Upon reasonable notice and during ordinary business hours on business days, Borrower will permit Lender and its representatives and agents and the Inspecting Engineer to enter upon the Property and to inspect the Work and all materials to be used in connection therewith or in the construction or installation thereof, and will reasonably cooperate with Lender and its representatives and agents during such inspections (including making available to Lender working copies of the Plans together with all related supplementary materials, following receipt of a reasonably detailed request therefor); provided, however, that this provision shall not be deemed to impose upon Lender any obligation to undertake such inspections or any liability for the failure to detect or failure to act with respect to any defect which was or might have been disclosed by such inspections.

5.20       Correction of Defects. Unless Borrower conclusively demonstrates to Lender that such corrective work is inappropriate or inconsistent with the Plans or the same is not approved by Franchisor or is not permitted pursuant to the Permitted Encumbrances, Borrower will promptly correct all material defects in the Work or any departure from the Plans, excepting Minor Deviations, not previously approved in writing by Lender other than those departures in Plans allowed as change orders and so permitted herein other than any noncompliance of the Work with applicable Requirements which noncompliance shall be corrected. Borrower agrees that the advance of any proceeds of the Loan whether before or after such defects or departures from the Plans are discovered by, or brought to the attention of Lender, shall not constitute a waiver of Lender's right to require compliance with this covenant, unless waived by Lender in writing.

5.21       Sign Regarding Financing. If requested by Lender and to the extent permitted by Requirements and Permitted Encumbrances, Borrower, at Lender’s expense, shall erect or shall allow Lender to erect and continuously maintain during the performance of the Work, on a site on the Land approved by Lender a sign approved by Lender indicating that construction financing is being provided by Lender, all to the reasonable satisfaction of Lender. Borrower shall use good faith efforts to prevent the destruction or removal of said sign.

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5.22       Notice of Occupancy. If the Improvements are hereafter vacated, Borrower will promptly notify Lender upon the occupancy of any portion of the Property and provide a copy of the certificate(s) of occupancy obtained.

5.23       Accounting Records. Borrower agrees to maintain or to cause the Manager or General Contractor to maintain accounting records for the Work, separate from any general accounting records which Borrower may maintain in connection with Borrower's other business activities, if any. Borrower acknowledges that the purpose of this provision is to facilitate determination of costs incurred with reference to the Work and the obligations of Borrower in respect thereof. Borrower agrees that Lender shall, upon reasonable prior notice at any reasonable time during business hours on business days, have access to and the right to examine all accounting records of Borrower, in Borrower’s possession or control, which relate directly or indirectly to the Property. It is expressly agreed that the reasonable, out of pocket cost to Lender of the services of accountants which Lender may employ, during the continuance of an Event of Default under any of the Loan Documents, to make examinations of Borrower's accounting records with reference to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender's interests, shall be paid or reimbursed by Borrower within five (5) business days after receipt of reasonably detailed, itemized invoice therefor and, if unpaid within said five (5) business, shall be an expense which shall be treated as an advance on account of the Loan.

5.24       Security. Borrower shall, or shall cause the Manager to, use commercially reasonable, prudent measures to cause the Property and all equipment and materials, used in the operation of the Property stored or located thereon to be reasonably secured and protected against vandalism and unauthorized use and possession.

5.25       Additional Documents. Borrower shall:

(a)       Regarding Work. Furnish to Lender, to the extent obtained by Borrower, all material instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements in Borrower’s possession or control, and each and every other document and instrument required to be furnished by the terms of the Loan Documents, all at Borrower's expense;

(b)       Regarding Preservation of Security. Execute and deliver to Lender such documents, instruments, assignments and other writings, and do such other acts necessary or desirable, to preserve and protect collateral at any time securing or intended to secure the Loan (including the Secured Property) as Lender may reasonably require; and

(c)       Further Assurances. Do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Loan Agreement as Lender shall reasonably require from time to time.

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5.26       Easements and Restrictions. All proposed easements, permits, licenses, and other instruments, which would affect or reasonably be expected to adversely affect the title to the Property shall be submitted to Lender for Lender's approval prior to the execution thereof by Borrower, and, to the extent plottable, accompanied by a survey showing the exact proposed location thereof and such other information as Lender shall reasonably require. Borrower shall not subject the Property or any part thereof to any restrictive covenant, declaration or use restrictions including, without limitation, any restriction or exclusive use provision in any lease or other occupancy agreements, without the prior written consent of Lender; excluding such easements and restrictions as are already contained in the Permitted Encumbrances or which Borrower is compelled to grant pursuant to the Permitted Encumbrances.

5.27       Compliance with Requirements. Borrower shall comply promptly with each and every mandatory, applicable Requirement and shall furnish Lender, within a reasonable period of time (given the particular circumstances) following receipt of a reasonably detailed demand therefor, reasonable independent evidence of such compliance. Without limiting the foregoing, if either or both the so-called Federal Clean Air Act, as amended, or the Federal Water Pollution Control Act, as amended, are applicable to the Property, Borrower represents that the Improvements are not in violation of such Acts and any of the rules, regulations and orders issued thereunder, and Borrower affirmatively agrees with Lender, so long as Borrower is obligated to Lender under this Loan Agreement, that construction will take place and be completed in conformity with such Acts, and the Improvements will thereafter be maintained in conformity therewith.

5.28       Bills of Sale. Borrower shall, or shall cause Manager to, deliver to Lender, within twenty (20) days after receipt of written, reasonably detailed demand, any contracts, bills of sale, statements, receipted vouchers or agreements, under which Borrower claims title to any materials, fixtures or articles of personal property incorporated in the Improvements or subject to the lien or security title of the Security Instrument.

5.29       Leases. Except for hotel reservations in the ordinary course, renewals and/or replacements of any laundry room, vehicle or equipment leases, Leases with annual rents below $75,000.00 and any other leases as approved by Lender (which shall be deemed to include any such leases as are reflected in any budget approved by Lender) or reflected on Exhibit G (collectively, “Approved Leases”), Borrower has not granted any lease affecting the Property or any portion thereof. Except for Approved Leases or as may otherwise be permitted in the Loan Documents, Borrower shall not enter into any leases or occupancy agreements affecting the Property without the prior written consent and approval of Lender, which approval shall not be unreasonably withheld. Borrower shall , or shall cause Manager to, deliver to Lender, within thirty (30) days after receipt of written, reasonably detailed demand, all leases and occupancy agreements affecting the Property whether executed before or after the date of this Loan Agreement.

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5.30       Mechanics and Materialmen. Borrower will furnish to Lender, within thirty (30) days after receipt of written, reasonably detailed demand, such reasonable affidavits of Borrower (or to the extent obtained from any Contractor or subcontractor, of Contractor or subcontractor) listing, to Borrower’s or such other affiant’s best knowledge, all materialmen, laborers, subcontractors and any other parties who could claim statutory or common law liens and are furnishing or have furnished material or labor to the Property or any portion thereof (within the preceding statutory period applicable to timely filed liens), together with affidavits, or other evidence reasonably satisfactory to Lender, showing that: (a) Borrower is challenging any noted or potential liens or claims in accordance with Section 5.10(d) hereof; (b) that such parties have been paid all amounts or portions thereof then due for labor and materials furnished to the Property; and/or (c) that such parties will be paid out of funds to be disbursed in connection with an ensuing Draw, all amounts or portions thereof then due for labor and materials furnished to the Property. In addition, Borrower will notify Lender promptly, and in writing, if Borrower receives any written notice, from any laborer, subcontractor or materialman to the effect that said laborer, subcontractor or materialman has not been paid when due for any labor or materials furnished in connection with the Improvements if such claim for payment exceeds $25,000; and Borrower will furnish to Lender, in connection with any Draw request, conditional (as to sums pending or to become due in the ensuing Draw) lien waivers bearing a then current date (i.e., within thirty (30) days) and prepared on Lender's standard form (a copy of which is attached hereto as Exhibit “E” and by this reference made a part hereof), and, within forty-five (45) days following receipt of Lender’s written request (not more than once per month), unconditional lien waivers reflecting only such completed payments previously made, from Contractor and such subcontractors or materialmen as Lender may designate; provided, however, such lien waivers shall not be required, unless otherwise required by Lender’s title company, in connection with any payments to such party less than $50,000.

5.31       Title Policy Endorsements. Upon request of Lender in accordance with Section 3.2(d)(ii), Borrower shall obtain and deliver to Lender, and pay all fees and charges incurred in connection with the issuance of, a so-called “date down” endorsement to Lender's title insurance policy, unless Lender’s title policy already contains a “pending disbursements” clause or endorsement insuring the total amount of Loan proceeds theretofore advanced. Subject to the preceding sentence, each such endorsement so obtained (if applicable) shall advance the effective date of Lender's title insurance policy to the most current date then reasonably obtainable and shall reflect any change in the status of the title to the Property since the date of said policy or the date of the previous endorsement, as the case may be, and shall increase the coverage thereunder to the total amount of Loan proceeds theretofore advanced.

5.32       Contracts. Borrower shall furnish Lender executed counterparts of any and all contracts, including but not limited to the Project Documents which have not previously been furnished, for the planning and construction of the Work to be performed by or on behalf of Borrower, which shall be in form and with parties reasonably acceptable to Lender, not to be unreasonably withheld, conditioned or delayed.

5.33       Project Documents. Borrower will not (i) authorize any default under the material terms of the Project Documents, (ii) waive any of the material obligations of Contractor thereunder, (iii) do any intentional act which would relieve Contractor from its material obligations to substantially complete the Work according to the Plans, or (iv) make any material amendments to the Project Documents or enter into any agreement in excess of $75,000.00 other than the Project Documents for the performance of the Work, or in connection with the Property with a change order amount over Twenty-Five Thousand and No/100 Dollars ($25,000.00), without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed.

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5.34       Insufficiency of Loan Proceeds. If at any time during the term of this Loan Agreement, in Lender's reasonable judgment and opinion, the remaining undisbursed portion of the Loan is insufficient to fully complete the Work in accordance with the Plans, Borrower shall, within seven (7) days after receipt of reasonably detailed, itemized written notice thereof from Lender, deposit with Lender such shortfall in cash in an amount or amounts reasonably sufficient to pay such shortfall in connection with the Work, or, Borrower shall directly fund any and all ensuing payments for the Work and/or claims therefor (subject to Borrower’s right to challenge the same as provided in Section 5.10(d), and no further disbursements of the Loan, at Lender's option, shall be made by Lender until the shortfall calculated in accordance with this Section 5.34 has been eliminated. All such deposited sums, if any, shall stand as additional security for Borrower's obligations under this Loan Agreement and, provided no Event of Default is otherwise continuing, shall be disbursed as if such funds were undisbursed Loan proceeds in accordance with the Draw requirements in Section 3.2, before any further advances of the Loan are made, and, in any event, paid over to Borrower upon the earlier of (i) termination of Borrower's obligations under this Loan Agreement or (ii) full and final completion of the Work without deviation, excepting Minor Deviations, from the Plans unless with the prior written approval of Lender.

5.35       Continuous Operation. At all times during the term of the Loan, except for temporary closures due to events of casualty, performance of Work, or hotel closures permitted by Franchisor under the Franchise Agreement (or any replacements of the Franchise Agreement as expressly permitted under the Loan Documents), Borrower shall continuously operate the hotel in a manner consistent with standard industry practices generally observed in similarly classed hotels in the vicinity of the Property.

5.36       Reserves. In addition to any principal and/or interest payment required under the Note, Borrower shall:

(a)       make a deposit on each Installment Due Date (as defined in the Note), as applicable, with Lender (the “Replacement Reserve Monthly Deposit”) as a reserve for replacement of furniture, fixtures and equipment (“FF&E”) used at the Property in an amount equal to four percent (4.00%) of Gross Hotel Revenues for the preceding month (the “Replacement Reserve”). The Replacement Reserve shall be available for disbursement from and after the date of the first Replacement Reserve Monthly Deposit for Lender-approved replacement of FF&E, which disbursements shall be made subject to and in accordance with the terms and conditions of this Section 5.36. Borrower shall be responsible for any costs of FF&E replacement in excess of the Replacement Reserve, and, subject to Borrower’s challenge rights in accordance with Section 5.10(d), Borrower shall pay such excess costs as and when due.

Prior to the disbursement of any Replacement Reserve (other than in connection with a requisition for an initial deposit under the applicable FF&E contract), Borrower shall submit to Lender reasonable evidence satisfactory to Lender that the applicable FF&E replacements for which funds are requisitioned have been substantially completed as required by the terms and conditions of this Loan Agreement, if applicable. Such evidence shall be in form and content reasonably acceptable to Lender and shall include, without limitation, all costs associated with the FF&E replacement for which a disbursement is being requested. Borrower shall submit to Lender such reasonable documentation in connection with the disbursement of the Replacement Reserve as Lender may reasonably request including, without limitation, paid or pending invoices and conditional lien waivers from persons supplying any labor, materials or supplies to the Secured Property in connection with the FF&E replacements. Upon approval of such replacements or, with respect to a request for funding of a deposit thereunder, approval of the FF&E contract, in each instance such approval not to be unreasonably withheld, conditioned, or delayed, Lender shall disburse the amount requested by Borrower, subject to the terms and conditions of this Loan Agreement. In no event shall Lender be under any obligation to fund any FF&E replacements in excess of the total amount of Replacement Reserve.

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(b)       on each Installment Due Date, make a deposit with Lender (the “Tax and Insurance Deposit”) equal to one twelfth (1/12th) of real estate taxes which might become a lien upon the Property, and upon Lender’s election, one twelfth (1/12th) of the insurance premiums for Borrower’s insurance policies applicable to the Property (e.g., in the event the Property is covered under a blanket policy together with any other property belonging to another borrower in the Borrower Group, the insurance premium deposit shall only be for 1/12th of the portion of the premiums allocated to the Property), and with a sum of money (or allocated portion thereof) which together with the monthly installments aforementioned will be sufficient to make each of the payments aforementioned at least thirty (30) days prior to the date such payments are deemed delinquent. Should said charges not be ascertainable at the time any deposit is required to be made, the deposit shall be made on the basis of the charges for the prior year, and when the charges are fixed for the then current year, Borrower shall deposit any deficiency with Lender together with the ensuing monthly payment; provided, the same is not less than ten (10) days following Borrower’s receipt of written invoice and notice calculating such deficiency, in which event, such amounts shall be deposited within fifteen (15) days of Borrower’s receipt of such written invoice and notice (all such deposited funds comprising the “Tax and Insurance Reserve”).

(c)       deposit with Lender, on the Closing Date, the sum of ____________ and No/100 Dollars ($____________) (the “Interest Reserve”), which funds may be used to pay interest due on the Loan in accordance with this Section 5.36(c). Provided no Event of Default is continuing, and to the extent sufficient revenue is not then generated from the Property to pay interest due on the Loan (as certified by Borrower to Lender in writing along with reasonable evidence thereof), Lender shall, within five (5) business days of its receipt of Borrower’s request therefor, apply funds from the Interest Reserve to the payment of interest due under this Loan Agreement from time to time. Notwithstanding anything to the contrary contained herein, Lender shall release the Interest Reserve, if any, to Borrower within ten (10) days of Borrower’s written notice to Lender, together with evidence satisfactory to Lender that Borrower has achieved and maintained a Debt Yield (as defined below) of not less than ten percent (10%) on a trailing twelve-month basis, tested quarterly, which testing shall not begin until the date of actual completion of the Work in accordance with the Plans. Nothing contained herein, however, shall diminish or negate Borrower’s obligation to pay the interest amount due under this Loan Agreement or any other amounts due from Borrower under the Loan Documents. If an Event of Default occurs and is then-continuing, Lender or Borrower may use funds in the Interest Reserve to fund immediately upcoming interest payments of the Loan, Loan B, Loan C or Loan D or other obligations then due and owing under the Loan Documents or any combination of the foregoing.

(d)       All funds deposited with Lender in the Development Reserve, Replacement Reserve, Tax and Insurance Reserve and Interest Reserve (collectively the “Reserves”) shall be held in deposit accounts with a financial institution of Lender’s choice in Lender’s name and under Lender’s sole and exclusive control. Funds in the Reserve accounts will be held without interest, and will be applied in payment of the charges aforementioned when and as payable. Except as otherwise expressly provided in this Loan Agreement, the existence of the Reserves shall in no way limit or waive Borrower’s obligations to pay accrued interest, taxes, insurance premiums and replacement costs as and when due and payable.

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(e)       To the extent that Borrower retains any interest in and to the Reserves, Borrower hereby grants to Lender a lien and security interest in and to the Reserves as additional security for the Loan. Borrower authorizes Lender to file any financing statement or other documents necessary to perfect Lender’s interest in and to the Reserves. At Lender’s election, Lender, Borrower and Lender’s financial institution shall concurrently herewith enter into an account control agreement to set forth the understanding of the parties with respect to the use and ownership of the Reserves. Upon an Event of Default, Lender may set off and apply any of the funds in the Reserves to the Loan in such order as Lender may elect in its sole and absolute discretion. Upon the full repayment of the Loan, the Lender shall promptly return the Reserves to Borrower or, upon Borrower’s request, apply the balance of the Reserves against the outstanding balance of the Loan being repaid.

5.37       Operating Accounts. Borrower shall maintain Borrower’s primary operating accounts with a financial institution reasonably acceptable to Lender (“Bank”) while the Loan remains outstanding (“Accounts”). Borrower shall, or shall cause the property manager to, deposit all revenues from the Secured Property into the Accounts. Borrower shall and does hereby pledge, assign and grant a security interest to Lender in and to the Accounts and all funds deposited therein. Borrower authorizes Lender to file any financing statement or other documents necessary to perfect Lender’s interest in and to the Accounts. Until the occurrence and thereafter upon the discontinuance of an Event of Default, Borrower shall have full access and right to withdraw funds from the Accounts. Upon the occurrence and during the continuance of an Event of Default, exclusive control and ownership of the Accounts shall be in Lender. Lender, Borrower and Bank shall concurrently herewith enter into an account control agreement to set forth the understanding of the parties with respect to the use and ownership of the Accounts.

5.38       Franchise Agreement. With respect to the Franchise Agreement, Borrower covenants and agrees:

(a)       To maintain the Franchise Agreement in full force and effect during the entire term of the Loan (including any extension period);

(b)       To substantially perform and/or observe all of the material covenants and agreements required to be performed and/or observed by it under the Franchise Agreement, including without limitation the maintenance of the Property in conformance with the quality assurance standards set forth in the Franchise Agreement;

(c)       To notify Lender of any default under the Franchise Agreement promptly upon being made aware of such default;

(d)       To enforce the substantial performance and observance of all material covenants and agreements required to be performed and/or observed by the franchisor under the Franchise Agreement; and

(e)       Borrower shall not, without the prior written consent of Lender:

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(i)       surrender, terminate or cancel the Franchise Agreement, unless replaced with a similarly classed franchise reasonably acceptable to Lender within thirty (30) days after termination thereof;

(ii)       reduce or consent to the reduction of the term of the Franchise Agreement;

(iii)       increase or consent to the increase of the amount of any charges under the Franchise Agreement; or

(iv)       otherwise materially, modify, change, supplement, alter, amend or waive or release any of its material rights and remedies under the Franchise Agreement.

5.39       Financial Covenants. Beginning twenty-four (24) months after the Closing Date, Borrower shall maintain a debt service coverage ratio (“DSCR”) of at least 1.00 to 1.

The DSCR shall be calculated quarterly as Actual NOI divided by the Projected Debt Service for the 12-month period immediately preceding the date of the test (the “DSCR Test”).

For purposes of the DSCR Test and Debt Yield Test (as defined below), “Actual NOI” shall mean actual gross rental, room rentals, food and beverage revenues and other income from the Property achieved during the twelve-month period immediately preceding the date of the DSCR Test minus actual operating expenses for the Property, including accruals for property taxes and insurance, the management fee payments made under the Management Agreement and the Replacement Reserve payments made, but excluding costs of the Work (including construction management and similar supervisory costs incurred in connection with the Work), during the 12-month period immediately preceding the date of the DSCR Test. “Projected Debt Service” shall mean an amount equal to twelve (12) multiplied by the monthly principal (to the extent actually payable under the Note during the projected period) and interest payment based on the principal balance of the Loan outstanding on the date of the DSCR Test at the Interest Rate (as defined in the Note).

Borrower’s failure to maintain a DSCR of 1.00 to 1 or greater (a “DSCR Failure”) beginning twenty-four (24) months after the Closing Date shall constitute an Event of Default hereunder unless the requisite DSCR Shortfall Contribution is made or DSCR Shortfall Reserve is deposited in a timely manner in accordance with the following sentence. In the event that Lender shall determine that the DSCR is less than 1.00 to 1, Borrower may either (i) make a principal payment of the Loan in an amount sufficient to satisfy the required DSCR (the “DSCR Shortfall Contribution”), which DSCR Shortfall Contribution shall be paid within twenty (20) days following written notice from Lender, or (ii) deposit with Lender, within twenty (20) days following written notice from Lender, an amount sufficient to satisfy the required DSCR (the “DSCR Shortfall Reserve”). Within ten (10) days of Borrower’s written notice to Lender, together with evidence satisfactory to Lender that such DSCR Failure no longer exists, Lender shall release the DSCR Shortfall Reserve to Borrower. Any prepayment of this Note resulting from any DSCR Shortfall Contribution shall not be subject to the Exit Fee or Premium (as defined in the Note).

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5.40       Cash Management.

(a)        Borrower’s failure to (i) beginning at any time after the twenty-fourth (24th) month of the Loan following the Closing Date, (y) maintain a DSCR of 1.00 to 1 or greater at the Secured Property for the period beginning as of the First Calculation Date and tested quarterly, (ii) maintain a debt yield (“Debt Yield”) of not less than eight and one-half percent (8.5%) for the period beginning as of the First Calculation Date and tested quarterly, or (iii) an Event of Default, shall each constitute a deposit account control trigger event (“Deposit Account Control Trigger Event”) under the Deposit Account Control Agreement (“Deposit Account Control Agreement”) between Borrower, Lender and Signature Bank, as required to be delivered hereunder, and Lender shall have the right to provide notice to Signature Bank, pursuant to the terms and conditions of the Deposit Account Control Agreement, that a Deposit Account Control Trigger Event has occurred and that Lender has elected to exercise control over the bank account(s) governed by the Deposit Account Control Agreement (the “Deposit Accounts”). Lender shall have control over the Deposit Accounts until the Deposit Account Control Trigger Event(s) has been cured by Borrower, as reasonably determined by Lender. Notwithstanding anything herein to the contrary, if a Deposit Account Control Trigger Event exists and Borrower believes the failed Debt Yield Test and/or DSCR Test, as applicable, no longer exists, Borrower may request that Lender retest the Debt Yield and/or DSCR, as applicable, and, if the applicable failure no longer exists for two quarters, tested quarterly on a trailing 12-month basis, control over such account shall be returned to Borrower. Additionally, Borrower shall have the right to cure a DSCR failure by prepaying a portion of the Loan in order to meet the DSCR Test. Debt Yield shall be calculated by dividing the Actual NOI by the sum of the outstanding balance of the Loan at the time of such calculation (the “Debt Yield Test”).

(b)       Borrower shall also execute and enter into a cash management agreement (the “Cash Management Agreement”) with Lender in a form acceptable to Lender and Signature Bank, to govern the deposit and use of funds in the Deposit Accounts and the Cash Management Account (as defined below). All costs or expenses for establishing and maintaining Cash Management Account shall be paid by Borrower. Pursuant to the Deposit Account Control Agreement, upon occurrence of a Deposit Account Control Trigger Event, Signature Bank shall transfer on a daily basis all funds on deposit in the Deposit Accounts into an account established by Lender (the “Cash Management Account”), which shall be under the sole dominion and control of Lender. Amounts in the Cash Management Account shall be allocated in accordance with the Cash Management Agreement, which shall provide, among other things, that amounts in the Cash Management Account shall be allocated in the following order and priority: (i) to fund the Tax and Insurance Reserve; (ii) to fund monthly interest due under the Note; (iii) to fund the Replacement Reserve Monthly Deposit; (iv) to pay operating expenses of the Property consistent with an monthly operating budget prepared by Borrower and approved by the Lender; and (v) all other funds shall be allocated to an excess cash flow reserve sub-account to be dispersed only at the Lender’s discretion.

5.41       Interest Rate Protection. Borrower Group shall maintain an Interest Rate Protection Agreement through the Maturity Date with an entity acceptable to Lender through the Maturity Date (as the same may be extended). “Interest Rate Protection Agreement” means, an acceptable interest rate cap agreement in the initial amount of the Aggregate Loan, entered into by Borrower Group with a counterparty having an unsecured long-term debt rating from S&P of not less than “A-,” and otherwise acceptable to Lender at a strike price of not more than two percent (2.00%) to be maintained until the Maturity Date (as the same may be extended).

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5.42        Actions to Maintain Property. Borrower shall:

(a)        maintain Inventory (as such term is defined in the Uniform Commercial Code), in reasonable amounts sufficient to meet the hotel industry standard for hotels comparable to the Property, and at levels sufficient for the operation of the Property at budgeted occupancy levels or as otherwise permitted under the Franchise Agreement;

(b)        make, or cause to be made, all renovations and capital improvements to the Property as required by the Franchise Agreement in a good and workmanlike manner with materials of high quality, free of defects and liens, in accordance with the applicable plans and specifications and in compliance will all applicable laws, regulations and requirements;

(c)       keep all Licenses in full force and effect and promptly comply with all conditions thereof;

(d)        if the Note is mutilated, destroyed, lost, or stolen, promptly deliver to Lender, following Borrower’s receipt of a lost note affidavit and indemnity from Lender, in substitution therefore, a new promissory note containing the identical terms and conditions as the Note with a notation thereon of the unpaid principal and accrued and unpaid interest;

(e)        not transfer any portion of the Secured Property or the beneficial ownership thereof or of Borrower without the prior written consent of Lender except as otherwise permitted hereunder; and

(f)        pay to Lender all recording fees and recording costs, the reasonable, out of pocket costs of preparing any necessary documents, including reasonable attorney’s fees if any, and any other reasonable costs and expense associated with Lender’s exercise of rights hereunder.

5.43       Distributions. Borrower shall not, or permit the Guarantor to, make any Restricted Payment if, concurrent with such Restricted Payment, or after giving effect thereto, an Event of Default exists or would exist. As used herein, “Restricted Payment” means (i) any dividend, distribution, or return on equity capital to the holders of the equity interests of, as the case may be, Borrower or the Guarantor (other than any of the foregoing in the form of equity interests in Borrower or the Guarantor) or (ii) any payment or delivery of property or cash (other than in the form of equity interests in Borrower or the Guarantor) to the holders of equity interests of, as the case may be, Borrower or the Guarantor as such, to redeem, retire, purchase or otherwise acquire, directly or indirectly, the equity interests of, as the case may be, Borrower or the Guarantor.

5.44        Material Documents. Borrower nor Guarantor will, without the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, materially amend, modify, supplement or waive any of its rights under its certificate of organization, operating agreement or other organizational documents, including, without limitation, the single purpose entity covenants contained in Borrower’s operating agreement.

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5.45        Patriot Act Compliance.

(a) Borrower shall at all times comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. Lender shall have the right, from time to time, to audit Borrower’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of governmental authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection with any such audit or compliance shall be secured by the Security Instrument and the other Loan Documents and shall be due and payable within five (5) business days after receipt of a reasonably detailed, itemized demand therefor. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws.

At all times throughout the term of the Loan, including after giving effect to any transfers permitted by Lender, (a) none of the funds or other assets of Borrower, or Guarantor shall constitute property of, or shall be directly or indirectly controlled, or beneficially owned, directly or indirectly, by any person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in Borrower, or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower, or Guarantor, as applicable, with the result that the investment in Borrower, or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Borrower, or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower, or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.

ARTICLE VI

METHOD OF DISBURSEMENT OF LOAN PROCEEDS

Lender agrees to make disbursements to Borrower against the Note up to the face amount thereof in accordance with the Cost Breakdown attached hereto as Exhibit “C” and by this reference made a part hereof, and in accordance with and subject to the following procedures:

6.1       Draw Request to be Submitted to Lender.

(a)       At such time as Borrower shall desire to obtain, subject to the other requirements hereof, a disbursement of any portion of the proceeds of the Loan, Borrower shall complete, execute and deliver to Lender a request for an advance on Lender's standard form certificate for payment (hereinafter referred to as a “Draw Request”), a copy of which form is attached hereto as Exhibit “D” and by this reference made a part hereof.

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(b)       Where the Draw Request includes amounts to be paid to Contractor, such Draw Request shall be accompanied by requisitions from Contractor, to be paid from the proceeds of the advance (together with invoices relating to items covered by such requisitions, when requested by Lender). All such requisitions shall show all subcontracts by name and trade, the total amount of each subcontract, and the amount theretofore paid to each subcontractor as of the date of the requisition form, and shall contain a suitable certificate by the Contractor of the accuracy of the same. For the purposes of this reference, and like references elsewhere in this Loan Agreement, the terms “subcontractor” and “subcontract” shall refer to substantial laborers, materialmen or suppliers, and contracts made by Contractor or subcontractors with them.

(c)       Where the Draw Request relates to items other than payments for work performed or materials or equipment supplied, or reimbursable expenses under the Project Documents, there shall be included a statement of the purpose for which the advance is desired and/or invoices for the same, as Lender shall reasonably require.

(d)       In no event shall any advance allocable to a payment on account of the construction work (as distinguished from other costs and expenses incurred with reference to the Improvements, such as financing changes, insurance or attorney's fees) exceed an amount equal to ninety percent (90%) of the total cost of Improvements theretofore completed, less the sum of all payments theretofore made against construction; provided, however, that an advance in excess thereof may be made hereunder for the purposes of: making: (I) advance deposits under Project Documents; and (II) final payment of any balance due any subcontractor (including materialmen or suppliers within the term “subcontractor”) after full and final completion of the work on the Improvements being done by such subcontractor, as certified by Inspecting Engineer, and delivery to Lender of such evidence as may be reasonably required by Lender's counsel to assure Lender that no party claims or would, after receipt of the requested disbursement, have the right to claim any statutory or common law lien arising out of such subcontractor's work or the supplying of labor, materials and/or services in connection therewith (other than for retainage not yet past due and owing).

(e)       All Work done at the stage of construction for which disbursement is requested (other than disbursements for advance deposits) shall have been done in a good and workmanlike manner and all materials and fixtures usually furnished and installed at that stage of construction shall have been furnished and installed, all in compliance with the Plans. Borrower shall also have furnished to Lender such reasonable proof in Borrower’s possession or control as Lender may reasonably require to confirm the progress of the Work, compliance with applicable laws, freedom of the Property from mechanics liens (other than those which will be satisfied and released from the proceeds of a disbursement), and the basis for the requested disbursement.

(f)       As a condition to each approved Draw Request, Borrower shall pay a fee of Two Thousand and No/100 Dollars ($2,000.00) to Lender per approved Draw Request.

(g)       Lender shall, at Borrower’s expense, cause the Draw Requests to be inspected prior to each advance by the Inspecting Engineer.

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(h)       In connection with the final Draw Request Borrower shall submit to Lender a copy of the final certificate of occupancy (if the certificate of occupancy was or was required to be modified in connection with the Work), and licenses and permits (unless previously furnished) necessary to operate the Property, which shall be a condition to Lender’s obligation to make the final disbursement of Loan funds.

6.2       Notice, Frequency and Place of Disbursements. At the option of Lender (i) each Draw Request shall be submitted to Lender at least ten (10) business days prior to the date of the requested advance, (ii) disbursements shall be made no more frequently than monthly, and (iii) all disbursements shall be made at the principal office of Lender or at such other place as Lender may designate. Each request for payment shall be accompanied by waivers of lien satisfactory to Lender covering that part of the Work for which payment or reimbursement is being requested and, if required by Lender, a search prepared by a title company, or by other evidence satisfactory to Lender that there has not been filed with respect to the Property any mechanics’ or other lien or instrument for the retention of title relating to any part of the Work not discharged of record. Additionally, as to final payment for reimbursement of the costs for any personal property covered by the request for payment, Lender shall be furnished with evidence of payment therefor and such further evidence satisfactory to assure Lender of its valid first lien on the personal property, which may be satisfied by the furnishing of an updated title search showing no intervening liens from the date of the most recent updated title search.

6.3       Deposit of Funds Advanced. Unless otherwise approved by Lender, proceeds of the Loan advanced by Lender to Borrower shall be deposited in the Accounts, and all such proceeds shall be withdrawn and used solely for the purposes specified in the Draw Request, and Borrower shall following receipt of Lender's reasonably detailed request promptly furnish Lender with evidence of such deposit and use.

6.4       Advances to Vendors. At its option, Lender may make any or all advances for construction expenses directly to Contractor, architect, engineer(s), materialmen, suppliers, construction managers and/or other Work vendors and Borrower hereby authorizes to make such advances of the proceeds of the Loan directly thereto. Any advances made under this Section 6.4 shall be secured by the Security Instrument as fully as if made directly to Borrower.

6.5       Advances to Title Insurer or to Others. At its option, but subject to Borrower’s right to challenge liens and claims as provided in this Loan Agreement, Lender may make any or all advances through the title insurance company which issues Lender's title insurance policy, and any portion of the Loan so disbursed by Lender shall be deemed disbursed as of the date on which such title insurance company receives such disbursement. At its option, but subject to Borrower’s right to challenge liens and claims as provided in this Loan Agreement, Lender may make advances of portions of the Loan proceeds to any person to whom Lender in good faith determines payment is due and any portion of the Loan so disbursed by Lender shall be deemed disbursed as of the date on which the person to whom payment is made receives the same joint advances. The execution of this Loan Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization to so advance the proceeds of the Loan. No further authorization from Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the Security Instrument as fully as if made directly to Borrower. Lender agrees to promptly provide notice to Borrower of the amounts and uses of such advanced funds in the event Lender makes any advances through the title insurance company or directly to any payee.

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6.6       Advances Do Not Constitute a Waiver. No advance of the proceeds of the Loan shall constitute a waiver of any of the conditions of Lender's obligation to make further advances nor, in the event Borrower is unable to satisfy any such conditions, shall any such advance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default under Article VII hereof.

ARTICLE VII

EVENTS OF DEFAULT

The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)       Borrower fails to pay when due any obligation to pay principal, accrued interest, premium, fee or other charge due under the Note, or other Loan Documents within five (5) days of the due date thereof. Notwithstanding the foregoing, Borrower shall not be in default for failure to make any non-recurring payment unless and until Borrower has received five (5) days’ prior written notice thereof.

(b)       Default by Borrower in the due observance or performance of any term, covenant, condition or agreement on its part to be performed under this Loan Agreement, the Note, or under any other Loan Document contemplated by this Loan Agreement, or any other contract or agreement between the Borrower and the Lender in connection with this Loan; provided, in the event there is no specified notice and cure period, Borrower shall have a thirty (30) day notice and cure period within which to cure such default; provided, further, if such default is susceptible to cure, but cannot reasonably be cured within such period, Borrower shall be entitled to a reasonable extension of the cure period so long as Borrower initiates the cure within the thirty (30) day period and thereafter diligently and expeditiously pursues the cure to completion, except that in no event will the cure period under this subsection exceed sixty (60) days from the date Borrower receives the notice from Lender.

(c)       If Borrower shall:

(i)       Make a general assignment for the benefit of its creditors;

(ii)       File a voluntary petition in bankruptcy, as a debtor;

(iii)       Be adjudicated as bankrupt or insolvent;

(iv)       File any petition or answer seeking, consenting to, or acquiescing in, reorganization, arrangement, composition, liquidation, dissolution or similar relief, as a debtor, under any present or future statute, law or regulation for the protection of debtors;

(v)       File an answer admitting or failing to deny the material allegations of the petition against it for any such relief as a debtor;

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(vi)       Admit in writing, in any legal proceeding, its inability to pay its debts as they mature;

(vii)       Permanently cease to operate Borrower’s business; or

(viii)       Be unable to pay debts as they become due.

(d)       Borrower fails to have vacated or set aside within thirty (30) days of its entry any court order appointing a receiver or trustee (except if Lender sought the appointment) for all or a substantial portion of the Borrower's property.

(e)       Any warranty, representation or statements made or furnished to Lender by Borrower in connection with the Loan or in connection with this Loan Agreement or any other Loan Document (including any warranty, representation or statement in the application of Borrower for the Loan or in any accompanying financial statements) or to induce Lender to make the Loan, proves to be untrue, misleading or false in any material respect, when made; provided, however, that if any financial statements furnished under Section 5.6 of this Loan Agreement is determined by Lender to be untrue, false or misleading in any material respect, Borrower shall have a cure period of fifteen (15) days after receipt of Lender’s written notice to provide a true and accurate copy of that same financial statement(s).

(f)       Borrower suffers or permits any lien, encumbrance or security interest to attach to any of its property (including, without limitation, the Secured Property), except for Permitted Encumbrances and not be released (by payment, bonding or otherwise) within thirty (30) days after the date of filing thereof, unless Borrower is otherwise challenging such lien, encumbrance or security interest as expressly permitted in accordance with this Loan Agreement.

(g)       Borrower defaults in the payment of any principal or interest on any material obligation to any other creditor, beyond applicable notice and cure periods.

(h)       Except for a Permitted Transfer, Borrower shall sell, lease, or otherwise transfer or convey any of the Secured Property, or any legal or beneficial interest in the Borrower, or any interest therein in violation of this Loan Agreement or any other Loan Document.

(i)       The occurrence of any material default by Borrower under the Franchise Agreement, including without limitation, a failure of Borrower to maintain the Property in conformance with the quality assurance standards set forth therein and to pay all associated franchise fees and the failure to correct or cure such failure within the notice and cure periods provided in the Franchise Agreement, or the Franchise Agreement is terminated for any other reason and not replaced with a franchise license agreement approved by Lender within thirty (30) days after termination of the Franchise Agreement.

(j)        The dissolution of Borrower (regardless of whether election to continue is made), or any other termination of Borrower’s existence as a going business.

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(k)       (1) any suit shall be filed against Borrower or Guarantor, which if adversely determined, would reasonably be expected to impair the ability of Borrower or Guarantor from being able to perform each and every one of their respective material obligations under and by virtue of the Loan Documents, or (2) unless adequately covered by insurance in the opinion of Lender, the entry of a final judgment for the payment of money involving more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) against Borrower and the failure by Borrower to discharge the same, or cause it to be discharged, or bonded off to Lender’s satisfaction, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered.

(l)       Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, the Guaranty or Guarantor, collectively, fails to meet the liquidity requirements under the Guaranty and/or Completion Guaranty; provided that in the event of Guarantor’s death or incompetency Borrower shall have a period of sixty (60) days from such date of death of incompetency to provide to Lender a substitute guarantor acceptable to Lender.

(m)       A material adverse change occurs in Borrower’s or Guarantor’s financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired. For purposes hereof, a material adverse change is one which could reasonably be expected to materially impair the ability of Borrower or Guarantor to perform their obligations under the Loan Documents.

(n)       Excluding planned phasing and scheduling of the Work (for example, in order to avoid ongoing construction during “peak” occupancy periods), the Work shall cease and not be resumed within thirty (30) days thereafter or shall be affirmatively, permanently abandoned.

(o)       Lender or its representatives or the Inspecting Engineer shall not be permitted, at all reasonable times, to enter upon the Property to inspect the Work and all materials, fixtures and articles used or to be used therein, and to examine all detailed plans, shop drawings, specifications and other records which relate to the Work, or if Borrower shall fail to furnish to Lender, copies of plans, shop drawings, specifications and records in Borrower’s possession or control, and any condition described in this paragraph shall not be cured within five (5) days from receipt of reasonably detailed demand therefor.

(p)       Any of the materials, fixtures, machinery, equipment, articles and/or personal property used in the Work shall not fully substantially comply with the Plans (except as otherwise permitted under the Loan Documents) or Borrower shall have materially defaulted beyond all applicable notice and cure periods under any of the Project Documents and shall have failed to: (I) commence enforcement (which may include self-help, mitigation and/or replacement) of any other defaulted party’s obligations under the Project Documents within thirty (30) days after obtaining actual knowledge thereof; or (II) in connection with a termination due to Borrower’s or Manager’s default thereunder, replace such Project Documents within sixty (60) days after termination thereof.

(q)       The Work, in the reasonable judgment of Lender, is not or cannot reasonably be, completed on or before the Completion Date and Borrower or Guarantor are unable to cause the schedule to be restored within thirty (30) days after receipt of Lender’s written notice of making the foregoing determination.

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(r)       Any lien for labor, materials or taxes (except for ad valorem taxes not yet due and payable) or otherwise shall be filed against the Property and not be released (by payment, bonding or otherwise) within thirty (30) days after the date of filing thereof, subject to Borrower’s right to challenge the same as permitted in this Loan Agreement.

(s)       A levy shall be made under any process on, or a receiver be appointed for, the Property or any part thereof or any other property of Borrower or Guarantor.

(t)       Borrower shall execute (in favor of a party other than to Lender) any conditional bill of sale, chattel mortgage, security agreement or other security instrument covering any materials, fixtures, machinery, equipment, articles and/or personal property intended to be incorporated in the Improvements or the appurtenances thereto, or placed in the Improvements other than: (I) as required by the Permitted Encumbrances; (II) an executory contract of sale for the Property; (III) the Contracts; (IV) the Project Documents; (V) such other contracts, agreements or other instruments as contemplated by Borrower’s then-approved operational budget; (VI) Approved Leases; and (VII) with Lender’s consent, or if a financing statement publishing notice of such security instrument shall be filed, or if any of such materials, fixtures, machinery, equipment, articles and/or personal property shall not be purchased so that the ownership thereof will vest unconditionally in Borrower, free from encumbrances other than to Lender, on delivery at the Property, or if Borrower shall not produce to Lender within ten (10) days after receipt of reasonably detailed demand therefor the contracts, bills of sale, statements, receipted vouchers or agreements, or any of them, under which Borrower claims title to any thereof, to the extent in Borrower’s possession or control.

(u)       Intentionally deleted.

(v)       Borrower fails to maintain the Interest Rate Protection Agreement.

(w)       (i) The occurrence of a default by Borrower under any agreement, Contract or instrument to which Borrower is a party or by which Borrower is bound, or by which Manager or any affiliate of Borrower or Manager is bound in respect of the Property, other than a Loan Document the termination or suspension of which, or the failure of any party thereto to perform its obligations thereunder, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, tax and other liabilities (contingent or otherwise), properties, solvency, business, management, prospects of Borrower, Lender’s security interest in the Secured Property, or the value, utility, operation or legality of the Property (a “Material Agreement”) after the giving of notice and the expiration of a cure period, or both, to the extent, if any, provided for therein; or (ii) the occurrence of a default by the other party under any other Material Agreement after the giving of notice and the expiration of a cure period, or both, to the extent, if any, provided for therein if (A) Lender determines in its good faith credit judgment that such default by such other party reasonably could be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, tax and other liabilities (contingent or otherwise), properties, solvency, business, management, prospects of Borrower, Lender’s security interest in the Secured Property, or the value, utility, operation or legality of the Property, and (B) Borrower fails to terminate such Material Agreement, as applicable, and Borrower fails to enter into a replacement Material Agreement acceptable to Lender in its reasonable discretion.

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(x)       Borrower fails to comply with the provisions of Section 4.21 or Section 4.22 of this Loan Agreement; provided, Borrower shall have a thirty (30) day notice and cure period within which to cure such default, to the extent such default could be cured; provided, further, if such default is susceptible to cure, but cannot reasonably be cured within such thirty (30) day period, Borrower shall be entitled to a reasonable extension of the cure period so long as Borrower initiates the cure within the thirty (30) day period and thereafter diligently and expeditiously pursues the cure to completion, except that in no event will the cure period under this subsection exceed sixty (60) days from the date Borrower receives the notice from Lender.

(y)        An Event of Default occurs under that certain Cross-Collateralization Agreement of even date herewith by and among Borrower Group and Lender Group.

ARTICLE VIII

REMEDIES ON EVENT OF DEFAULT

8.1       Declare Note Due. Upon the occurrence of any Event of Default, Lender’s remedies shall include the right to immediately accelerate the indebtedness evidenced by the Note without notice to Borrower.

8.2       Event of Default Constitutes Event of Default Under Other Loan Documents. Borrower agrees that the occurrence and continuance of any one or more Event of Default hereunder, shall at the option of Lender, constitute a default under each of the other Loan Documents, or a default under any other contract, note, or other agreement between the Borrower or Borrower Group and the Lender or Lender Group, in each instance, in connection with the Loan, thereby entitling Lender (a) to exercise any of the various remedies therein provided, and (b) cumulatively to exercise all other rights, options and privileges provided hereunder or by law or in equity.

8.3       Other Remedies. Upon the occurrence or discovery and continuance of an Event of Default, the Lender shall, in addition to its option to declare the entire unpaid amount of the Note due and payable, at its option:

(a)       Move to protect its rights and remedies as a secured party under the Security Instrument, by extrajudicial authority as set forth in the Security Instrument, by action at law or equity, or by any other lawful remedy to enforce payment.

(b)       Apply the proceeds from any disposition of the Secured Property to the satisfaction of the following items in the order in which they are listed:

(i)       The out of pocket expenses of taking, preserving, insuring, repairing, holding and selling the Secured Property, including any reasonable, actual legal costs and reasonable attorney's fees. If the Note shall be referred to an attorney for collection, Borrower and all other Borrower Group members liable on the Note, jointly and severally agree to pay Lender’s reasonable, out of pocket attorney's fees and all reasonable costs of collection.

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(ii)       The unpaid amount of any interest due on the Note, and all other reasonable, out of pocket, enforcement expenses of Lender.

(iii)       The unpaid principal amounts of the Note.

(iv)       Any other indebtedness of Borrower to Lender.

(v)       The remainder, if any, to Borrower, it being understood and agreed that if the proceeds realized from the disposition of the Secured Property shall fail to satisfy items (i) through (iv) above, Borrower shall forthwith pay any such deficiency to Lender upon demand.

(c)       Exercise any and all rights of setoff which Lender may have against any account, fund or property of any kind, tangible or intangible, belonging to Borrower and which shall be in Lender's possession or under Lender's control.

(d)       Exercise exclusive control of the Accounts and the Reserves.

(e)       In the event of a termination of the Franchise Agreement which is not replaced within thirty (30) days as provided in this Loan Agreement, in addition to all other remedies hereunder, at law or in equity, Lender shall have the right to retain all excess cash flow in the Accounts (after payment of debt service, Reserves and normal and customary operating expenses for the Property) (“Net Cash Flow”) and to deposit such Net Cash Flow in an account controlled exclusively by Lender for the purpose of maintaining a property improvement reserve to pay Property upgrade costs required to obtain a new Franchise Agreement from the current franchisor or to obtain a franchise agreement from another, similarly classed, hotel franchisor.

8.4       Right of Lender to Assume Possession and Complete Development. Borrower agrees, upon the request of Lender, upon and during the continuance of an Event of Default, to vacate the Property and to permit Lender to pursue all or any of the following:

(a)       to enter into possession of the Property;

(b)       to perform or cause to be performed any and all work and labor necessary to complete the Work in accordance with the Plans, with such modifications thereto as Lender shall deem to be necessary or desirable to complete the scope of work as contemplated by the Plans and Project Documents;

(c)       to employ security watchmen to protect the Property; and

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(d)       to disburse that portion of the Loan proceeds not previously disbursed to the extent necessary to complete the construction of the Work in accordance with the Plans, and if Guarantor fails to perform under the Completion Guaranty, if such completion requires a larger sum than the remaining undisbursed portion of the Loan, to disburse such additional funds, all of which funds so disbursed by Lender shall be deemed to have been disbursed to Borrower and shall be secured by the Security Instrument. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete the Work in the name of Borrower, and hereby empowers Lender, as said attorney, to take all actions deemed by Lender to be necessary in connection therewith including, but not limited to, the following: to use any funds of Borrower and any balance which may be held by Lender as security or in escrow and any funds which may remain unadvanced hereunder for the purpose of completing the Work in the manner called for by the Plans; to make such additions, changes and corrections in the Plans as Lender shall deem to be reasonably necessary or desirable; to employ such contractors, subcontractors, agents, architects and inspectors as shall be reasonably required for said purposes; if Guarantor fails to perform under the Completion Guaranty to pay, settle or compromise all existing or future bills and claims which are or may be liens against the Property, or may be necessary or desirable for the completion of the Work or the clearance of title to the Property (as subject to the Permitted Encumbrances); to execute all applications and certificates in the name of Borrower which may be required by any Requirement or governmental authority or Project Document; and to do any and every other act with respect to the Work and the operation of the Property which Borrower may do in its own behalf. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked by death or otherwise. As said attorney-in-fact, Lender shall also have power (but not the duty) to prosecute and defend all actions or proceedings in connection with the Work and to take such reasonable action and require such performance as it deems reasonably necessary. In accordance therewith Borrower hereby assigns and transfers to Lender all sums to be advanced hereunder and any sums held by Lender as security or in escrow, conditioned upon the use of said sums for the completion of the Work and the performance of Borrower's obligations under the Loan Documents.

8.5       LIMITATION OF LIABILITY. IN NO EVENT SHALL THE LENDER, OR ANY OF ITS EMPLOYEES, OFFICERS, OR DIRECTORS, BE LIABLE TO THE BORROWER FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, SUCH AS, BUT NOT LIMITED TO, LOST PROFITS. THE TOTAL LIABILITY OF THE LENDER UNDER THIS LOAN AGREEMENT OR ANY OF THE LOAN DOCUMENTS SHALL NOT EXCEED THE FACE AMOUNT OF THE NOTE AND ANY MODIFICATIONS OR AMENDMENTS THERETO OR THE AMOUNT OF FUNDS ACTUALLY ADVANCED BY THE LENDER TO THE BORROWER, WHICHEVER IS LESS.

ARTICLE IX

COLLATERAL

Borrower's obligation for payment of amounts due under the Note shall be collateralized by the Secured Property.

ARTICLE X

MISCELLANEOUS

10.1       Closing. The Lender shall not be obligated to make the Loan or advance any funds until Borrower has fully met all requirements herein set forth to be met by Borrower, and until Borrower has paid to Lender and any other parties entitled thereto, all fees and other charges due in connection with the Loan.

10.2       Amendments. No amendment of any provisions of this Loan Agreement, nor consent to any departure of Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the party to be charged and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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10.3       Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Loan Agreement shall be given pursuant to the notice provision set forth in the Security Instrument.

10.4       Governing Law And Parties Bound. The parties agree that this Loan Agreement shall be deemed to have been executed and delivered in Fulton County, Georgia. This Loan Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Georgia and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns. The parties hereto acknowledge that this Loan Agreement evidences a transaction involving interstate commerce. The United States Arbitration Act, 9 U.S.C. § 1, et seq., shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause set forth in paragraph 10.6 of this Loan Agreement.

10.5       Consent to Jurisdiction and Venue. The parties hereto irrevocably and unconditionally submit to the jurisdiction of the state and federal courts sitting in Fulton County, Georgia with respect to any action or proceeding arising out of or related to this Loan Agreement or any other contract or agreement entered into between the parties hereto. The state and federal courts sitting in Fulton County, Georgia shall be the exclusive venue for any action or proceeding arising out of or related to this Loan Agreement subject to Lender’s right to elect arbitration.

10.6       LENDER’S UNILATERAL RIGHT TO ELECT AND COMPEL ARBITRATION.

(a)       AT THE SOLE AND EXCLUSIVE OPTION OF LENDER, ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, OR ANY OTHER CONTRACT OR AGREEMENT ENTERED INTO BETWEEN THE BORROWER AND LENDER, SHALL BE SETTLED BY BINDING ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS COMMERCIAL ARBITRATION RULES THEN IN EFFECT, AND JUDGMENT ON THE ARBITRATION AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

(b)       THE LOCATION OF ARBITRATION SHALL BE ATLANTA, GEORGIA.

(c)       THE ARBITRATION SHALL BE CONDUCTED IN THE ENGLISH LANGUAGE.

(d)       In the event that any affirmative claim asserted in the arbitration is equal to or exceeds $1,000,000, exclusive of interest and attorneys’ fees, the dispute shall be heard and determined by three (3) arbitrators.

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(e)       within THIRTY (30) days AFTER the service of A written request FOR PRODUCTION OF DOCUMENTS, THE RECEIVING PARTY SHALL provide the REQUESTING Party with copies of requested documents THAT are relevant to the CLAIMS, COUNTERCLAIMS, AND DEFENSES ASSERTED IN THE ARBITRATION, anD THAT ARE NOT PRIVILEGED. Any OBJECTION TO A REQUEST FOR PRODUCTION OF DOCUMENTS THAT CANNOT BE RESOLVED BETWEEN THE PARTIES TO THE ARBITRATION shall be determined by the arbitrator(s), which determination shall be conclusive. This procedure related to the production of documents shall be the sole form of written discovery permitted in the arbitration.

(f)       EACH PARTY TO THE ARBITRATION shall be permitted to take a maximum of three (3) depositions of fact witnesses. To the extent that A PARTY TO THE ARBITRATION desires to take more than three (3) fact witness depositions, the Party shall request PERMISSION FROM THE ARBITRATOR(S) to take the additional deposition(s). The arbitrator(s) shall permit additional fact witness deposition(S) upon good cause shown OR THE AGREEMENT OF THE PARTIES. No fact witness deposition shall last longer than FOUR (4) hours of deposition time. All objections TO QUESTIONS POSED IN THE DEPOSITION(S) shall be reserved for the arbitration hearing except for objections based upon privilege.

(g)       To the extent that either Party to the Arbitration intends to rely upon the testimony of an expert witness(es) during the arbitration hearing, the other Party shall be entitled to depose the expert witness(es) for a maximum of seven (7) hours OF DEPOSITION TIME. The expert witness(es) shall produce a report or statement which sets out their EXPERT opinion and the factual and legal basis thereof at least fourteen (14) days prior to the scheduled deposition, and at least thirty (30) days prior the date of the arbitration hearing. All objections TO QUESTIONS POSED IN THE DEPOSITION(S) shall be reserved for the arbitration hearing.

(h)       The arbitration award shall be made within one hundred twenty (120) days after the appointment of the arbitrator(s), and the arbitrator(s) shall agree to comply with this schedule before accepting appointment.

(i)       The Parties shall bear an equal share of the arbitrators’ and administrative fees.

(j)       Notwithstanding any legal authority to the contrary, “manifest disregard of the law” ON THE PART OF THE ARBITRATOR(S) IN RENDERING AN AWARD SHALL constitute a valid ground for vacatur.

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10.7       Attorneys’ Fees and Expenses. If Lender actually incurs any cost or expense, including, without limitation, reasonable attorneys’ fees, in connection with the making or enforcement of this Loan Agreement, the Note or the Loan, in any manner whatsoever, direct or indirect, whether with regard to the collection of amounts due, protection of the Secured Property, defense of Lender or otherwise, within fifteen (15) days after receipt of reasonably detailed, itemized demand therefor from Lender, Borrower shall pay the same or shall reimburse Lender therefor in full for all such reasonable costs and expenses. All reasonable, out of pocket attorneys’ fees incurred by Lender for any reason, such as and for example only, protection of the Secured Property, shall be calculated as reasonable attorneys’ fees actually incurred by Lender.

10.8       Assignment by Borrower. No commitment issued by Lender to Borrower for the Loan or any of Borrower's rights hereunder shall be assignable by Borrower without the prior written consent of Lender.

10.9       No Waiver; Remedies. No failure on the part of the Lender, and no delay in exercising any right under this Loan Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Loan Agreement preclude any other or further exercise thereof or the exercise of any other right.

10.10       Severability. In the event that any clause or provisions of this Loan Agreement or any document or instrument contemplated by this Loan Agreement shall be held to be invalid for any reason, the invalidity of such clause or provision shall not affect any of the remaining portions or provisions of this Loan Agreement.

10.11       Time. Time is of the essence of this Loan Agreement.

10.12       Non-Liability of Lender. The relationship between Borrower and Lender created by this Loan Agreement is strictly a debtor and creditor relationship and not fiduciary in nature, nor is the relationship to be construed as creating any partnership or joint venture between Lender and Borrower. Borrower is exercising Borrower’s own judgment with respect to Borrower’s business. All information supplied to Lender is for Lender’s protection only and no other party is entitled to rely on such information. There is no duty for Lender to review, inspect, supervise or inform Borrower of any matter with respect to Borrower’s business. Lender and Borrower intend that Lender may reasonably rely on all information supplied by Borrower to Lender, together with all representations and warranties given by Borrower to Lender, without investigation or confirmation by Lender and that any investigation or failure to investigate will not diminish Lender’s right to so rely.

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10.13       Indemnification of Lender. Borrower agrees to indemnify, to defend and to save and hold Lender harmless from any and all claims, suits, obligations, actual damages (excluding consequential, punitive and special damages), actual losses (excluding diminutions), cost and expenses (including, without limitation, Lender’s reasonable attorneys’ fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever that may be asserted against or incurred by Lender, its officers, directors, employees, and agents arising out of, relating to, or in any manner occasioned by this Loan Agreement and the exercise of the rights and remedies granted Lender under this, as well as by: (i) the ownership, use, operation, construction, renovation, demolition, preservation, management, repair, condition, or maintenance of any part of the Secured Property; (ii) the exercise of any of Borrower’s rights collaterally assigned and pledged to Lender hereunder and under any of the other Loan Documents; (iii) any failure of Borrower to perform any of its obligations hereunder and under any of the other Loan Documents; and/or (iv) subject to Section 5.13(f) hereof, any failure of Borrower to comply with the environmental obligations, representations and warranties set forth herein, and under the Loan Documents relating to Environmental Laws and Hazardous Materials. The foregoing indemnity provisions shall survive the cancellation of this Loan Agreement as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event that Lender elects to exercise any of the remedies as provided under this Loan Agreement following default hereunder. Borrower’s indemnity obligations under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Property and/or Borrower’s business activities. Should any claim, action or proceeding be made or brought against Lender by reason of any event as to which Borrower’s indemnification obligations apply, then, upon Lender’s demand, Borrower, at its sole cost and expense, shall defend such claim, action or proceeding in Borrower’s name, if necessary, by the attorneys for Borrower’s insurance carrier (if such claim, action or proceeding is covered by insurance), or otherwise by such attorneys as Lender shall reasonably approve. Lender may also engage its own attorneys at its reasonable discretion to defend Borrower and to assist in its defense and Borrower agrees to pay the reasonable fees and disbursements of such attorneys.

10.14       Counterparts. This Loan Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same Loan Agreement.

10.15       No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Loan Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Loan Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Loan Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and Guarantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or Guarantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Loan Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

10.16       Rights of Third Parties. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender and its successors and assigns and no other person or entity shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it desirable to do so. In particular, Lender makes no representations and assumes no obligations as to third parties concerning the quality of the Work or the absence therefrom of defects. Borrower shall and does hereby indemnify Lender from and against any liability, claims or actual losses resulting from the disbursement of the proceeds of the Loan or from the condition of the Property whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

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10.17       Evidence of Satisfaction of Conditions. Any condition of this Loan Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts, and Lender shall, at all times, be free independently to establish to its reasonable satisfaction and in its reasonable discretion such existence or non-existence.

10.18       All Matters Satisfactory to Lender. All proceedings taken in connection with the transactions provided for herein, all surveys, appraisals and documents required or contemplated by the Loan Documents, and the persons responsible for the execution and preparation thereof, Contractor, all subcontractors, leases, bonds, guaranties and policies of insurance, shall be reasonably satisfactory to Lender and Lender and Lender's counsel shall receive copies of all documents which they may request in connection therewith.

10.19       Payment of Development and Construction Costs. Lender shall be under no duty or obligation to anyone to ascertain whether Borrower has used or will use the proceeds of the Loan for the payment of bills incurred by Borrower in connection with the purposes for which disbursements are to be made hereunder as herein provided. Payments of all bills for labor and materials in connection with the Work shall be the responsibility of Borrower, and Lender's sole obligation shall be to advance the proceeds of the Loan subject to and in accordance with this Loan Agreement.

10.20       No Agency. Lender is not the agent or representative of Borrower and Borrower is not the agent or representative of Lender and nothing in this Loan Agreement shall be construed to make Lender liable to anyone for goods delivered to or labor or services performed upon the Secured Property or for debts or claims accruing against Borrower. Nothing herein shall be construed to create a relationship ex contractu or ex delicto between Lender and anyone supplying labor or materials or services for or to the Secured Property.

10.21       Assignment by Lender. The Note, the Security Instrument, this Loan Agreement and any and all of the other Loan Documents may be endorsed, assigned, and transferred in whole or part by Lender, and any such holder and assignee of all or part of same shall succeed to and be possessed of the rights of Lender under all of the same to the extent transferred and assigned. Lender may disclose information related to the Loan, Borrower, Guarantor and any principals of such parties to actual or prospective buyers, investors, rating agencies and other participants in connection with any sale, endorsement, securitization, assignment or transfer. Borrower shall not be liable for any costs or expenses incurred by Lender in connection with Lender’s sale, endorsement, securitization, assignment or transfer.

10.22       No Reliance. This Loan Agreement, together with the other Loan Documents, constitute the entire agreement between the parties with respect to the subject matter hereof and hereby supersedes all prior communications, understandings, and agreements related to this transaction, whether oral or written. In the event of any conflict between the Aggregate Loan Documents and this Loan Agreement, the terms of this Loan Agreement shall control. Borrower represents and warrants that it has not relied on any representations or statements of Lender (other than those representations explicitly set forth in the Loan Documents) and Borrower further agrees that Borrower shall not be entitled to rely in the future on any representations, actions, omissions or statements of Lender that are not incorporated into a formal amendment to the Loan Documents.

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10.23       Successors and Assigns Included in Parties. Whenever in this Loan Agreement any party hereto is named or referred to, the legal representatives, successors, successors-in-title and assigns of such party shall be included, and all covenants and agreements contained in this Loan Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective legal representatives, successors, successors-in-title and assigns, whether so expressed or not; provided, however, that nothing contained in this Loan Agreement shall or shall be deemed to limit or act in derogation of any restriction on transfer or assignment of the Secured Property impressed upon Borrower in any of the Loan Documents.

10.24       Headings. The headings of the articles, paragraphs and subparagraphs of this Loan Agreement are for the convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

10.25       Number and Gender. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used herein, it shall equally include the other.

10.26       Appraisals. Lender, at its option, may obtain, at Borrower’s sole cost and expense, not more than once per two (2) calendar years (absent a continuing Event of Default), an appraisal of the Property prepared in accordance with Lender’s instructions by an appraiser acceptable to and engaged by Lender.

10.27       Extension Term. The Maturity Date may be extended by Borrower for two (2) additional 12-month terms (each an “Extension Term”, and collectively, the “Extension Terms”) upon the satisfaction of each and all of the following conditions precedent for each Extension Term:

(a)       Borrower shall give written notice to Lender of its desire to extend the term of the Loan (the “Extension Notice”) not earlier than one hundred twenty (120) days or later than thirty (30) days prior to the then-scheduled Maturity Date.

(b)       The Property shall have achieved a Debt Yield equal to or greater than (i) eight and one-half percent (8.5%) with respect to the first Extension Term, and (ii) nine and one-half percent (9.5%) with respect to the second Extension Term.

(c)       If the required Debt Yield has not been achieved as of the date of the applicable Extension Notice, Borrower may make a principal payment of the Loan in an amount sufficient to bring the Loan into compliance with the applicable Debt Yield requirement (the “Extension Shortfall Contribution”), which Extension Shortfall contribution shall be paid not later than the commencement date of the applicable Extension Term. Any prepayment of this Note resulting from any Extension Shortfall Contribution shall not be subject to the Exit Fee or Premium.

49

(d)       No Event of Default shall have occurred and be continuing as of the date of the Extension Notice or the original Maturity Date (or in the case of the second Extension Term, the first extended Maturity Date).

(e)        The representations and warranties set forth in this Loan Agreement, in the other Loan Documents, and in any document or certificate delivered to Lender under this Loan Agreement are true and correct as of the date made (with respect to representations as to a certain date) and both as of the date the Extension Notice is given and the original Maturity Date (or in the case of the second Extension Term, the first extended Maturity Date); provided, the foregoing condition shall not be deemed violated due to representations that cannot be truthfully remade due to changes in facts and circumstances not resulting from a failure of Borrower to comply with the Loan Documents or other default of Borrower hereunder.

(f)       By not later than the commencement date of the applicable Extension Term, Borrower shall pay to Lender an extension fee in an amount equal to one-quarter percent (0.25%) of the outstanding principal balance of the Loan on such date.

10.28       Publicity. Lender may publicize the Loan if it so elects. Lender shall have the right to use the name of Borrower and the Secured Property in any press release, advertisement or other promotional materials relating to publicizing the Loan; provided, Lender shall furnish Borrower with an advance copy/draft of any such publicity materials at least thirty (30) days in advance of publication.

10.29       Cross-Collateralization. Borrower acknowledges and agrees that Lender’s decision to enter into this Loan Agreement is based on, among other things, the security of having liens on the collective interest in the Secured Property, the Loan B Secured Property, the Loan C Secured Property and the Loan D Secured Property (collectively, the “Aggregate Secured Property”) and in reliance upon the aggregate of the Aggregate Secured Property taken together being of greater value as collateral security for the Aggregate Loan than the sum of the Secured Property, the Loan B Secured Property, the Loan C Secured Property and the Loan D Secured Property taken separately.  Borrower agrees that each of the Aggregate Loan Documents are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Aggregate Loan Documents shall constitute an Event of Default under any of the other Aggregate Loan Documents; (ii) an Event of Default hereunder shall constitute an Event of Default under the Aggregate Security Instruments; (iii) the Aggregate Security Instruments shall constitute security for the Note as if a single blanket lien were placed on all of the Aggregate Secured Property as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance and Borrower waives any claims related thereto.  In furtherance of the foregoing, notwithstanding anything to the contrary contained herein or any Loan Document, Borrower and Lender hereby agree that:

(a)       Concurrently herewith, Borrower shall execute the Security Instrument, Borrower B shall execute the Loan B Security Instrument, Borrower C shall execute the Loan C Security Instrument and Borrower D shall execute the Loan D Security Instrument, which will grant Lender Group a lien on and security interest in the Aggregate Secured Property, as applicable, as security for the obligations of Borrower Group with respect to the Aggregate Loan, as applicable, entitling Lender Group to, among other things, foreclose on the Aggregate Secured Property and apply the proceeds of such foreclosure to the payment of the amounts owing with respect to the Aggregate Loan.

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(b)       To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to the marshalling of assets of Borrower, Borrower’s partners and others with interests in Borrower, and of each individual Aggregate Secured Property, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Aggregate Security Instruments, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender Group under the Aggregate Loan Documents to a sale of an individual Secured Property for the collection of the Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Obligations out of the net proceeds of the Secured Property, the Loan B Secured Property, the Loan C Secured Property or the Loan D Secured Property in preference to every other claimant whatsoever.  In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Aggregate Security Instruments, any equitable right otherwise available to Borrower which would require the separate sale of the Aggregate Secured Property or require Lender Group to exhaust its remedies against any other individual Aggregate Secured Property or combination of the Aggregate Secured Property; and further in the event of such foreclosure Borrower does hereby expressly consent to and authorize, at the option of Lender Group, pursuant to the terms hereof, the foreclosure and sale either separately or together of any combination of the Aggregate Secured Property.

(c)       From and during the occurrence of an Event of Default, (i) Lender Group shall have the right to pursue, without limitation, any and all remedies available under any and/or all of the Aggregate Security Instruments and the other Loan Documents and to levy against all or any portion of the collateral held by Lender Group, and (ii) all payments of principal, interest and any and all other sums paid on or with respect to the Loan (whether upon foreclosure of all or any part of the collateral for the Loan or other exercise of Lender’s rights or remedies) shall be applied to amounts owing with respect to the Loan in such proportions and with such priority as Lender shall determine in its sole discretion.

(d)       As more specifically set forth in this Section 10.29, the waivers set forth in this Section 10.29 are intended only to apply to rights or defenses which Borrower may have or assert in the event that Borrower is held to be, or asserts that Borrower is, a surety of another in the Borrower Group.

(i)       Borrower acknowledges and agrees that (A) each borrower in the Borrower Group is an affiliate of the other borrowers in the Borrower Group, and (B) neither Borrower Group nor Lender Group, intends that any one of the Borrower Group be treated or held to be a surety or guarantor of the obligations of the others in the Borrower Group under the Aggregate Loan Documents except as otherwise set forth in the Aggregate Loan Documents.  Notwithstanding the foregoing, if and to the extent that one borrower within the Borrower Group may be treated as or deemed to be a surety or held to have any of the rights, remedies or defense of a surety for the obligations of another borrower in the Borrower Group under the Aggregate Loan Documents, then Borrower Group, to the fullest extent permitted by law, hereby knowingly, voluntarily and irrevocably waives and agrees not to assert or take advantage of any such rights, remedies or defenses.

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(ii)       Without limiting the generality of the foregoing provisions, the validity, priority and enforceability of the Aggregate Security Instruments shall not be impaired or otherwise affected by (A) any failure of Borrower (should any of the Borrower Group, in its individual capacity, be deemed to be a surety) to receive notice of any default in the payment or performance of any indebtedness or other obligations any of Borrower (in its individual capacity as an obligor under the Loan Documents) that are secured by the Aggregate Security Instruments; (B) any limitation on the personal liability of Borrower (in its individual capacity as an obligor under the Loan Documents) for any indebtedness or obligation secured by the Mortgage; (C) any failure of Borrower (should Borrower be deemed to be a surety) to receive notice of, or consent to, any extension, alteration, impairment or suspension of any indebtedness or other obligations that are secured by the Aggregate Security Instruments; (D) any failure of Borrower (should Borrower be deemed to be a surety) to receive notice of, or consent to, the release by Lender Group, of any other security for, or guaranty of, any indebtedness or obligations that are secured by the Aggregate Security Instruments; (E) any failure of Lender Group to enforce any other right or remedy, or to resort to any other security or guaranty, before enforcing Lender Group’s foreclosure, receivership and other remedies under any of the Aggregate Security Instruments; and (F) any election of remedies by Lender Group, that impairs or destroys any right or remedy of Borrower (should Borrower be deemed to be a surety) against the Borrower Group (in its individual capacity treated as an obligor under the Aggregate Loan Documents) including any destruction of the right of Borrower (should Borrower be deemed to be a surety) to seek reimbursement from the Borrower Group (in its individual capacity treated as an obligor under the Aggregate Loan Documents) based on the principle of equitable subrogation as a result of Lender Group’s election to foreclose under the any of the Aggregate Security Instruments by a nonjudicial trustee’s sale.

The continuing validity and enforceability of the covenants and waivers of Borrower (should any of the Borrower Group be deemed to be a surety) in this Section 10.29 shall not be impaired or otherwise affected by any election of Lender Group, in its discretion, to give any particular notice to Borrower (should any of the Borrower Group be deemed to be a surety) or to solicit any particular consent of Borrower (should any of the Borrower Group be deemed to be a surety) that Lender Group is not obligated to give or solicit by reason of the provisions of this Section 10.29.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Loan Agreement under seal as of the date first above written.

BORROWER:
____________, LLC,
a Delaware limited liability company

By:	(SEAL)
Name:
Title: Authorized Signatory

[Signature page to Construction Loan Agreement]

LENDER:
____________, LLC,a Delaware limited liability company
By:		(SEAL)
Name:	Jatin Desai
Title: Authorized Signatory

[Signature page to Construction Loan Agreement]

The undersigned hereby expressly agree and consent to all of the terms and conditions contained herein.

GUARANTOR:

AULT ALLIANCE, INC.,
a Delaware corporation

By:	(SEAL)
Name:
Title:

(SEAL)
JOSHUA CASPI, an individual resident of the State of New York

[Signature page to Construction Loan Agreement]

EXHIBIT “A”

PROPERTY

A - 1

EXHIBIT “B”

PLANS AND SPECIFICATIONS

B - 1

EXHIBIT “C”

COST BREAKDOWN

C - 1

EXHIBIT “D”

CERTIFICATE FOR PAYMENT
Dated:
For Period Ending:

TO:	____________,	LLC (LENDER)

FROM:	____________,	LLC (BORROWER)

In accordance with the Loan Agreement (“Loan Agreement”) between Borrower and Lender dated _______________________, 20__, Borrower does hereby request that $_________ be advanced and credited to Borrower. The amount requested above is determined as follows:

[SEE ATTACHED PAYMENT REQUEST]

The undersigned Borrower does hereby certify that, as of the date hereof, all items for which previous certificates were issued and advances received have been paid; and that all labor, deposits and materials for which this advance will pay, and for which previous advances have been paid, have gone into the construction of or other approved expenses for the Work (as defined in the Loan Agreement); and that the warranties and representations of Borrower in the Loan Agreement are hereby ratified and confirmed; and that there is no Event of Default under the Loan Agreement; and that there are no offsets, counterclaims or defenses against the indebtedness which is the subject of the Loan Agreement or any instrument evidencing, securing or otherwise concerning such indebtedness; and that there are no liens of record against the Property and arising out of the supplying of labor, material and/or services in connection with the construction thereon; and that no party other than Borrower and Lender owns or claims, or has a right to claim, any interest in or lien or encumbrance on, the Property (except for Permitted Encumbrances and leased equipment as previously disclosed to Lender and except for ad valorem taxes not due and payable and liens or rights to liens to be dissolved upon payment of the advance hereby requested).

D - 1

Signed, sealed and delivered in the presence of:	BORROWER

Unofficial Witness

Notary Public

My commission expires:

(AFFIX NOTARIAL STAMP OR SEAL)

The undersigned does hereby certify, to the best of his knowledge and belief, that the foregoing statements are true and correct, and that the attachments hereto correctly reflect any payments heretofore made to the undersigned.

IN WITNESS WHEREOF, the undersigned has set its hand and seal as of this     day of           , 20__.

CONTRACTOR:

(SEAL)
[NAME OF CONTRACTOR], a

By:

D - 2

EXHIBIT ”E”

WAIVER AND SUBORDINATION OF LIEN

WHEREAS, the undersigned _______________ (hereinafter referred to as the “Undersigned”) has furnished or has contracted to furnish labor, services and/or material (hereinafter collectively referred to as the “Work”) in connection with the improvement of certain real property located in ____ County, _________ (said real property being more particularly described in Exhibit “A” attached hereto and by reference made a part hereof, and being hereinafter referred to as the “Property”); and

WHEREAS, ____________, LLC (hereinafter referred to as “Lender”) has made, or is about to make a loan to ____________, LLC (hereinafter referred to as “Owner”) secured by said Property, and has made, or is about to make, a disbursement to Owner under said loan;

NOW, THEREFORE, for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to induce the making of the above-mentioned disbursement, the Undersigned, for the benefit of Owner and Lender and knowing that they will be relying hereon, does hereby:

(a)       Waive and release any lien or right to lien of the Undersigned on or against said Property on account of work furnished by the Undersigned for the improvement of said Property on or before the date hereof; and

(b)       Subordinate any lien or right to lien of the Undersigned on or against said Property to the lien and title of Lender in and to said Property (as granted by Lender by the documents evidencing and securing the above-mentioned loan) on account of work furnished by the Undersigned for the improvement of said Property after the date hereof; and

(c)       Warrant and represent that any and all parties who have supplied work to the Undersigned for the improvement of said Property have been (or will be, out of the funds requested to be disbursed) paid in full all amounts accrued by virtue of such work through and including the date hereof (excluding retainage earned but not yet due and payable); and

(d)       Warrant and represent that the Undersigned (or the individual executing this instrument on behalf of the Undersigned) has personal knowledge of the matters herein stated, and is authorized and fully qualified to execute this instrument as or on behalf of the Undersigned; and

(e)       Covenant and agree that this instrument is made in consideration of the payment of the aforesaid sums to the Undersigned, and pursuant to the statutes of the State of _____________ with respect to the liens of laborers and materialmen.

E - 1

IN WITNESS WHEREOF, the undersigned has set its hand and seal as of this ___ day of _______________, 20__.

CONTRACTOR:

(SEAL)
[NAME OF CONTRACTOR], a

By:
Its:

E - 2

EXHIBIT “F”

F - 1

EXHIBIT “G”

CONTRACTS

G - 1